                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                               FINANCING AGREEMENT

                           Dated as of August 30, 2000

                                  by and among

                          CORAM HEALTHCARE CORPORATION,
                       as debtor and debtor-in-possession,

                                  CORAM, INC.,
                       as debtor and debtor-in-possession,

            THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO

                                       and

                                MADELEINE L.L.C.,
                                    as Agent


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                                TABLE OF CONTENTS

                                                                                            Page

ARTICLE I    DEFINITIONS; CERTAIN TERMS........................................................1
   SECTION 1.01. Definitions...................................................................1
   SECTION 1.02. Terms Generally..............................................................18
   SECTION 1.03. Accounting and Other Terms...................................................19
   SECTION 1.04. Time References..............................................................19

ARTICLE II   THE REVOLVING LOANS..............................................................19
   SECTION 2.01. Revolving Credit Commitments.................................................19
   SECTION 2.02. Making the Loans.............................................................20
   SECTION 2.03. Revolving Credit Notes; Repayment of Revolving Loans.........................22
   SECTION 2.04. Interest.....................................................................23
                  (a) Interest Rate...........................................................23
                  (b) Default Interest........................................................23
                  (c) Interest Payment........................................................23
                  (d) General.................................................................23
   SECTION 2.05. Reduction of Revolving Credit Commitments; Prepayment of Revolving Loans.....23
                  (a) Reduction of Revolving Credit Commitments...............................23
                  (b) Optional Prepayment.....................................................24
                  (c) Mandatory Prepayment....................................................24
                  (d) Cumulative Prepayments..................................................24
   SECTION 2.06. Fees.........................................................................24
                  (a) Closing Fee.............................................................24
                  (b) Unused Line Fee.........................................................24
                  (c) Audit and Collateral Monitoring Fees....................................25
   SECTION 2.07. Taxes........................................................................25

ARTICLE III  SECURITY AND ADMINISTRATIVE PRIORITY.............................................27
   SECTION 3.01. Collateral; Grant of Lien....................................................27
   SECTION 3.02. Administrative Priority......................................................27
   SECTION 3.03. Grants, Rights and Remedies..................................................27
   SECTION 3.04. No Filings Required..........................................................28
   SECTION 3.05. Survival.....................................................................28

ARTICLE IV   PAYMENTS AND OTHER COMPENSATION..................................................28
   SECTION 4.01. Payments; Computations and Statements........................................28
   SECTION 4.02. Sharing of Payments, Etc.....................................................29


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
   SECTION 4.03. Apportionment of Payments....................................................30
   SECTION 4.04. Increased Costs and Reduced Return...........................................30

ARTICLE V    CONDITIONS TO EFFECTIVENESS AND EXTENSIONS OF CREDIT.............................32
   SECTION 5.01. Conditions Precedent to Effectiveness........................................32
                  (a) Interim Bankruptcy Order................................................32
                  (b) Payment of Fees, Etc....................................................32
                  (c) Representations and Warranties; No Event of Default.....................32
                  (d) Material Adverse Change.................................................32
                  (e) Pleadings...............................................................32
                  (f) Business Plan...........................................................32
   SECTION 5.02. Conditions Precedent to all Revolving Loans..................................32
                  (a) Payment of Fees, Etc....................................................32
                  (b) Representations and Warranties; No Event of Default.....................33
                  (c) Bankruptcy Court Order..................................................33
                  (d) Final Bankruptcy Court Order............................................33
                  (e) Legality................................................................33
                  (f) Notices.................................................................33
                  (g) Delivery of Documents...................................................33
                  (h) Proceedings; Receipt of Documents.......................................35

ARTICLE VI   REPRESENTATIONS AND WARRANTIES...................................................36
   SECTION 6.01. Representations and Warranties...............................................36
                  (a) Organization, Good Standing, Etc........................................36
                  (b) Authorization, Etc......................................................36
                  (c) Governmental Approvals..................................................36
                  (d) Execution and Binding Effect............................................36
                  (e) Subsidiaries............................................................37
                  (f) Litigation..............................................................37
                  (g) Financial Condition.....................................................37
                  (h) Compliance with Law, Etc................................................37
                  (i) ERISA...................................................................37
                  (j) Taxes, Etc..............................................................38
                  (k) Federal Reserve Regulations.............................................38
                  (l) Joint Ventures..........................................................38
                  (m) Adverse Agreements, Etc.................................................38
                  (n) Permits, Etc............................................................38
                  (o) Properties..............................................................39
                  (p) Full Disclosure.........................................................39
                  (q) Environmental Matters...................................................39
                  (r) Insurance...............................................................39


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
                  (s) Use of Proceeds.........................................................40
                  (t) Location of Bank Accounts...............................................40
                  (u) Intellectual Property...................................................40
                  (v) Holding Company and Investment Company Acts.............................40
                  (w) Employee and Labor Matters..............................................40
                  (x) Place of Business; Chief Executive Office; Etc..........................41
                  (y) Administrative Priority; Lien Priority..................................41

ARTICLE VII  COVENANTS........................................................................41
   SECTION 7.01. Affirmative Covenants........................................................41
                  (a) Reporting Requirements..................................................41
                  (b) Additional Guaranties and Collateral Security...........................45
                  (c) Compliance with Laws, Etc...............................................45
                  (d) Preservation of Existence, Etc..........................................45
                  (e) Keeping of Records and Books of Account.................................45
                  (f) Inspection Rights.......................................................46
                  (g) Maintenance of Properties, Etc..........................................46
                  (h) Maintenance of Insurance................................................46
                  (i) Obtaining of Permits, Etc...............................................47
                  (j) Environmental...........................................................47
                  (k) Further Assurances......................................................47
                  (l) Collateral Records......................................................48
                  (m) Borrowing Base..........................................................48
   SECTION 7.02. Negative Covenants...........................................................48
                  (a) Interim Bankruptcy Court Order; Final Bankruptcy Court
                        Order; Administrative Priority; Lien Priority; Payment of
                        Claims................................................................48
                  (b) Liens, Etc..............................................................49
                  (c) Indebtedness............................................................49
                  (d) Fundamental Changes.....................................................49
                  (e) Change in Nature of Business............................................49
                  (f) Loans, Advances, Investments, Etc.......................................49
                  (g) Lease Obligations.......................................................50
                  (h) Capital Expenditures....................................................50
                  (i) Restricted Payments.....................................................50
                  (j) Payments................................................................50
                  (k) Transactions with Affiliates............................................51
                  (l) Environmental...........................................................51
                  (m) Minimum EBITDA..........................................................51
                  (n) Minimum Eligible Accounts Receivable....................................52


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
ARTICLE VIII CASH MANAGEMENT..................................................................52

ARTICLE IX   EVENTS OF DEFAULT................................................................53
   SECTION 9.01. Events of Default............................................................53

ARTICLE X    AGENT............................................................................55
   SECTION 10.01. Appointment.................................................................55
   SECTION 10.02. Nature of Duties............................................................56
   SECTION 10.03. Rights, Exculpation, Etc....................................................56
   SECTION 10.04. Reliance....................................................................57
   SECTION 10.05. Indemnification.............................................................57
   SECTION 10.06. Agent Individually..........................................................58
   SECTION 10.07. Successor Agent.............................................................58
   SECTION 10.08. Collateral Matters..........................................................58

ARTICLE XI   MISCELLANEOUS....................................................................60
   SECTION 11.01. Notices, Etc................................................................60
   SECTION 11.02. Amendments, Etc.............................................................61
   SECTION 11.03. No Waiver; Remedies, Etc....................................................61
   SECTION 11.04. Expenses; Taxes; Attorneys' Fees............................................62
   SECTION 11.05. Right of Set-off............................................................63
   SECTION 11.06. Severability................................................................63
   SECTION 11.07. Assignments and Participations..............................................63
   SECTION 11.08. Counterparts................................................................66
   SECTION 11.09. GOVERNING LAW...............................................................66
   SECTION 11.10. WAIVER OF JURY TRIAL, ETC...................................................66
   SECTION 11.11. Consent by the Agent and Lenders............................................66
   SECTION 11.12. No Party Deemed Drafter.....................................................66
   SECTION 11.13. Indemnification.............................................................67
   SECTION 11.14. Records.....................................................................67
   SECTION 11.15. Binding Effect..............................................................67
   SECTION 11.16. Confidentiality.............................................................67

ARTICLE XII  GUARANTY.........................................................................68
   SECTION 12.01. Guaranty....................................................................68
   SECTION 12.02. Parent's Obligations Unconditional..........................................68
   SECTION 12.03. Waivers.....................................................................69
   SECTION 12.04. No Subrogation..............................................................69
   SECTION 12.05. Reinstatement...............................................................69


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SCHEDULES AND EXHIBITS

Schedule 1.01.......................Lenders and Lenders' Commitments
Schedule 6.01(b)....................Conflicts
Schedule 6.01(e)....................Subsidiaries
Schedule 6.01(f)....................Litigation
Schedule 6.01(g)....................Material Adverse Change
Schedule 6.01(i)....................ERISA
Schedule 6.01(l)....................Joint Ventures
Schedule 6.01(o)....................Real Property
Schedule 6.01(q)....................Environmental Matters
Schedule 6.01(r)....................Insurance
Schedule 6.01(t)....................Bank Accounts
Schedule 6.01(u)....................Intellectual Property
Schedule 6.01(x)....................Place of Business; Chief Executive Office; Location of Property
Schedule 7.02(b)....................Existing Liens
Schedule 7.02(f)....................Existing Investments
Schedule 8.01.......................Depository Banks

Exhibit A...........................Form of Revolving Credit Note
Exhibit B...........................Form of Guaranty
Exhibit C...........................Form of Pledge Agreement
Exhibit D-1.........................Form of Security Agreement
Exhibit D-2.........................Form of Security Agreement - Patents and Trademarks
Exhibit E...........................Form of Notice of Borrowing
Exhibit F...........................Borrowing Base Certificate
Exhibit G...........................Form of Assignment and Acceptance
Exhibit H...........................Form of Supplemental Agreement


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                               FINANCING AGREEMENT

                  Financing Agreement, dated as of August 30, 2000, by and among Coram Healthcare Corporation, as debtor and debtor-in-possession, a Delaware corporation (the "Parent"), Coram, Inc., as debtor and debtor-in-possession, a Delaware corporation (the "Borrower", and together with the Parent, individually a "Company" and collectively, the "Companies"), the financial institutions from time to time party hereto (individually a "Lender" and collectively, the "Lenders") and Madeleine L.L.C., a Delaware limited liability company, as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

                  A. The Companies have commenced cases (the "Chapter 11 Cases") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), and the Companies have retained possession of their assets and are authorized under the Bankruptcy Code to continue the operation of their businesses as debtors-in-possession.

                  B. The Companies have requested that the Lenders make post-petition loans and advances to the Borrower in an aggregate principal amount not to exceed $40,000,000 (which facility shall be limited to $10,000,000 until the Final Bankruptcy Court Order (as hereinafter defined) shall have been entered by the Bankruptcy Court) at any time outstanding, and, subject to the terms and conditions set forth herein, the Lenders have agreed to provide such facility.

                  C. In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

                  SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

                  "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

                  "Accounts Receivable" means any and all rights of the Receivables Grantors to payment for goods sold and services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future and any proceeds arising therefrom or relating thereto.

                  "Action" has the meaning specified therefor in Section 11.11.

                  "Affiliate" means, as to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall the Agent or any Lender be considered an "Affiliate" of any Loan Party.

                  "Agent" has the meaning specified therefor in the preamble hereto.

                  "Agent's Account" means an account at a bank designated by the Agent from time to time as the account into which the Borrower shall make all payments to the Agent for the benefit of the Agent and the Lenders under this Agreement and the other Loan Documents.

                  "Agent Advances" has the meaning specified therefor in Section 10.08(a).

                  "Agreed Administrative Expense Priorities" means that administrative expenses with respect to the Companies and, with respect to sub-clause (ii) of clause "first", any official committee appointed by the Bankruptcy Court shall have the following order of priority:

                           first, (i) amounts payable pursuant to 28 U.S.C.
         Section 1930(a)(6) and (ii) allowed fees and expenses of attorneys, accountants and other professionals retained in the Chapter 11 Cases pursuant to Sections 327 and 1103 of the Bankruptcy Code ("Priority Professional Expenses"), but the amount entitled to priority under sub-clause (ii) of this clause first shall not exceed $1,500,000 outstanding in the aggregate at any time (inclusive of any holdbacks required by the Bankruptcy Court but exclusive of fees and expenses paid to such professionals prior to such time) (the "Professional Expense Cap"); provided, however, that after the occurrence and during the continuance of an Event of Default or a default by the Borrower in any of its obligations under the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, any payments actually made to such professionals (other than payments made out of pre-Filing Date retainers) after such occurrence or during such continuance, under Sections 330 and 331 of the Bankruptcy Code or otherwise, shall reduce the Professional Expense Cap on a dollar-for-dollar basis, second, all Obligations, and

                           third, all other allowed administrative expenses.

                  "Agreement" means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Agent, in accordance with Section 11.07 and substantially in the form of Exhibit G hereto.


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                  "Authorized Officer" means the chief executive officer, the executive vice president, the senior vice president-finance or treasurer of the Parent.

                  "Availability" means, at any time, the difference between (i) the lesser at such time of (A) the Borrowing Base and (B) the Total Revolving Credit Commitment and (ii) the aggregate outstanding principal amount of all Revolving Loans.

                  "Bank" means The Chase Manhattan Bank, its successors or any other bank designated by the Agent to the Borrower from time to time.

                  "Bankruptcy Code" has the meaning specified therefor in the recitals hereto.

                  "Bankruptcy Court" has the meaning specified therefor in the recitals hereto.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" has the meaning specified therefor in the preamble hereto.

                  "Borrowing Base" means, at any time, the sum of (i) 65% of the product of (A) the Net Amount of Eligible Accounts Receivable at such time and
(B) 95% plus (ii) 100% of cash balances maintained with the Agent which secure the Obligations but no other obligations minus such reserves as the Agent may deem appropriate in the exercise of its reasonable business judgment based upon the lending practices of the Agent.

                  "Borrowing Base Certificate" means a certificate, substantially in the form of Exhibit F hereto, signed by an Authorized Officer and setting forth the calculation of the Borrowing Base in compliance with
Section 7.01(a)(v).

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

                  "Business Plan" has the meaning specified therefor in Section 6.01(g).

                  "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person.

                  "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained


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or maintained by the Lenders any Person controlling any Lender or the manner in which the Lenders, any Person controlling any Lender allocate capital to any of their contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

                  "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

                  "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

                  "Carve-Out Expenses" means those amounts, fees, expenses and claims set forth in clause "first" of the definition of the term "Agreed Administrative Expense Priorities."

                  "Cash Concentration Account" means the Blocked Account (as defined in the Security Agreement) maintained by the Borrower at the Cash Concentration Account Bank, which deposit account shall be under the sole dominion and control of the Agent.

                  "Cash Concentration Account Agreement" means an agreement, in form and substance reasonably satisfactory to the Agent, among the Cash Concentration Account Bank, the Borrower and the Agent delivered to the Agent pursuant to hereto, as such agreement may be modified and supplemented and in effect from time to time.

                  "Cash Concentration Account Bank" means Harris Trust & Savings Bank or such other bank as the Borrower may select with the written approval of the Agent.

                  "Change of Control" means each occurrence of any of the following:

                  (a) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of at least a majority the directors of the Parent then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Parent;

                  (b) the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the Capital Stock of the Borrower and each Guarantor, free and clear of all Liens; or


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


                  (c) Daniel Crowley or another person reasonably acceptable to the Agent shall cease to be involved as the chief executive officer of the Parent in the day to day operations and management of the business of the Loan Parties.

                  "Chapter 11 Cases" has the meaning specified therefor in the recitals hereto.

                  "Closing Fee" has the meaning specified therefor in Section 2.06(a).

                  "Collateral" has the meaning specified therefor in Section 3.01(a).

                  "Consolidated" means, in respect of any Person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for such Person and all consolidated Subsidiaries thereof.

                  "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

                  "Depository Accounts" means (i) the Lockbox Accounts (as defined in the Security Agreement) and (ii) each other lock-box or blocked depository accounts maintained by the Borrower for the collection of the cash of the Borrower and its Subsidiaries and the proceeds of Accounts Receivable.


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                  "Depository Account Agreements" means (i) each Lockbox
Agreement (as defined in the Security Agreement) and (ii) each other agreement, in form and substance satisfactory to the Agent, among a Depository Bank, the Borrower and the Agent, as such agreement may be modified and supplemented and in effect from time to time.

                  "Depository Bank" means each financial institution at which a Depository Account is maintained, including the Blocked Account Bank (as defined in the Security Agreement).

                  "Designated Subsidiary" means, at any time, any Subsidiary of the Borrower that has assets with a total market value not in excess of $10,000 at such time and either (i) has not conducted any business or other operations during the 12-month period prior to such time or (ii) has, as a result of a group restructuring or asset disposition involving one or more Subsidiaries of the Borrower, in each case permitted by this Agreement, become inactive at such time and, in the good faith estimation of the Parent, will after such time no longer conduct any business or other operations. The names of the Designated Subsidiaries in existence on the date hereof are marked with an asterisk on
Schedule 6.01(e) hereto.

                  "Disposition" means any transaction, or series of related transactions, pursuant to which any Loan Party or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person other than (i) sale of inventory in the ordinary course of business and (ii) sales or other dispositions of obsolete or worn-out equipment in the ordinary course of business.

                  "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

                  "EBITDA" means for any period for the Parent and its Consolidated Subsidiaries on a Consolidated basis (i) the sum of (A) Net Income,
(B) Interest Expense, (C) depreciation and amortization expense, (D) federal, state and local income tax expense, (E) any extraordinary losses, (F) any restructuring charges (whether cash or non-cash) in such period in each case of such person for such period, (G) any expenses associated with the liquidation of Coram Resource Network, Inc. or Coram Independent Practice Association, Inc.,
(H) any expenses recognized that are directly associated with the reorganization of the Companies including such items as retention pay, professional fees, success bonuses, administrative fees, financing fees minus (ii) to the extent added in computing Net Income, any extraordinary gains, all computed and calculated in accordance with GAAP.

                  "Effective Date" has the meaning specified therefor in Section 5.01.

                  "Eligible Accounts Receivable" means Accounts Receivable created by the Receivables Grantors in the ordinary course of business arising out of the sale, lease or rental of goods or rendition of services by the Receivables Grantors which are and at all times shall continue to be acceptable to the Agent in all respects. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's exclusive reasonable judgment; provided, however, that any such revisions shall be notified to the Borrower in writing at least three Business Days prior to taking effect. In general, without limiting the foregoing, an Account Receivable shall in no event be deemed to be an Eligible Account Receivable unless: (a) all payments due on such Account Receivable have been invoiced and the underlying goods (if any) shipped or services (if any) performed, as the case may be; (b) the payment due on such Account Receivable is not more than 120 days past the invoice date; (c) such Account Receivable arose from a completed and bona fide transaction (and with respect to a sale of goods, a transaction in which title has passed to the Account Debtor) which requires no further act under any circumstances on the part of any Receivables Grantor in order to cause such Account Receivable to be payable in full by such Account Debtor; (d) such Account Receivable is in full conformity with the representations and warranties made by any and all of the Loan Parties to the Agent or the Lenders with respect thereto and is free and clear of all security interests and Liens of any nature whatsoever other than any security interest deemed to be held by such Receivables Grantor or any security interest created pursuant hereto or to the Security Agreement or permitted by Section 7.02(b); (e) such Account Receivable constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which such Account Receivable is located; (f) the Account Debtor has not asserted that such Account Receivable, and the Borrower is not aware that such Account Receivable, (i) arises out of a bill and hold (other than primary voucherables), consignment or progress billing arrangement or (ii) is subject to any setoff, contras, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by such Account Receivable or independently thereof (provided that such Account Receivable shall only be ineligible to the extent thereof); (g) the Account Debtor has finally accepted the goods from the sale out of which such Account Receivable arose and has not objected to its liability thereon or returned rejected or repossessed any of such goods, except for goods returned in the ordinary course of business provided that such Account Receivable shall only be ineligible with respect to that portion thereof which has been objected to or which relates to goods returned, rejected or repossessed; (h) such Account Receivable arose in the ordinary course of business of such Receivables Grantor; (i) the Account Debtor is not the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof (other than Accounts Receivable from Medicare, Medicaid, CHAMPUS, prison systems, universities and the Veterans Administration or unless there has been full compliance to the satisfaction of the Agent in form and substance satisfactory to the Agent; (j) such Account Receivable complies with all material requirements of all applicable laws and regulations, whether federal, state or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices a privacy); (k) to the knowledge of the Borrower, such Account Receivable is in full force and effect and constitutes valid and binding obligation of the Account Debtor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar law affecting the enforcement of creditors' rights generally; (l) such Account Receivable is denominated in and provides for payment by the Account Debtor in United States dollars; (m) such Account Receivable has not been, and is not required to be charged off or written off as uncollectible in accordance with GAAP or the customary business practices of such Receivables Grantor, (n) the Agent on behalf of the Lender possess a valid, perfected first priority security interest in such Account Receivable as security for payment of the Obligations; (o) the Account Receivable is not with respect to a customer located in New Jersey, Minnesota, or any other state denying creditors accesses to its courts in the absence of a Notice of Business Activities report or other similar filing, unless the Borrower has either qualified as a foreign corporation authorized to transact business in such state or have filed a Notice of Business Activities report or similar filing with the applicable state agency for the then current year; and (p) the Agent is satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended.

                  "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Borrower or any of its ERISA Affiliates.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of any Loan Party or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

                  "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

                  "Event of Default" means any of the events set forth in
Section 9.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing Lender" means, collectively, the lenders party to the Credit Agreement, dated as of August 20, 1998, as amended, among the Parent and certain if its Subsidiaries, such lenders and Foothill Capital Corporation, as agent.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period of the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Filing Date" means the date on which the Chapter 11 Cases were commenced.

                  "Final Bankruptcy Court Order" means the order of the Bankruptcy Court approving the Revolving Loans made and to be made to the Borrower in accordance with this Agreement, substantially in the form of the Interim Bankruptcy Court Order, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Agent, the Required Lenders and the Borrower.

                  "Final Maturity Date" means the date which is the earliest of
(i) September 8, 2000, if the Final Bankruptcy Court Order shall not have been entered by such date, (ii) the date of the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code) of a plan of reorganization in the Chapter 11 Cases that have been confirmed by an order of the Bankruptcy Court,
(iii) August 31, 2001, and (iv) such earlier date on which the Revolving Loans shall become due and payable in accordance with the terms of this Agreement.

                  "Fiscal Year" means the fiscal year of the Parent and its Subsidiaries ending on December 31 of each year.

                  "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

                  "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guaranty" means the guaranty substantially in the form of Exhibit B hereto, made by the Guarantors in favor of the Agent for the benefit of the Lenders.

                  "Guarantors" means (i) each Subsidiary of the Parent listed on
Schedule 6.01(e) hereto except those marked with an asterisk on such schedule,
(ii) each other Person that becomes a Subsidiary of the Parent after the date hereof and (iii) each other Person that guarantees all or any part of the Obligations.

                  "Hazardous Materials" means (i) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (ii) petroleum and its refined products; (iii) polychlorinated biphenyls; (iv) any substance exhibiting a hazardous waste characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and
(v) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing hazardous substances.

                  "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

                  "Indebtedness" means, without duplication, with respect to any Person, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables, payables to vendors or other accounts payable incurred in the ordinary course of such Person's business and in accordance with customary trade terms); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all Contingent

Obligations of such Person; and (ix) all obligations referred to in clauses (i) through (viii) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

                  "Indemnified Matters" has the meaning specified therefor in
Section 11.13.

                  "Indemnitees" has the meaning specified therefor in Section 11.13.

                  "Initial Revolving Loan" means the first Revolving Loan made under this Agreement.

                  "Initial Revolving Loan Date" means the date on which the Initial Revolving Loan is made.

                  "Interim Bankruptcy Court Order" means the order of the Bankruptcy Court dated August 9, 2000, pursuant to which the Bankruptcy Court authorized the Companies to incur emergency post-petition secured indebtedness on an interim basis, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Agent.

                  "Interest Expense" means, for any period, the interest expense for the Parent and its Consolidated Subsidiaries on a Consolidated basis during such period determined in accordance with GAAP, and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any Capitalized Lease Obligation allocable to interest expense, (iv) all fixed and all calculable dividend payments on preferred stock and (v) payments of interest expense in kind.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

                  "Joint Venture" means each Person that is not a Subsidiary of the Parent and in which the Parent, the Borrower or any of their respective Subsidiaries directly or indirectly holds an equity ownership interest pursuant to a partnership agreement, LLC operating agreement, joint venture documents or otherwise.

                  "Lease" means any lease of real property to which any Loan Party is a party as lessor or lessee.

                  "Lender" has the meaning specified therefor in the preamble hereto.

                  "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized

Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

                  "Loan Account" means an account maintained hereunder by the Agent on its books of account, at the Payment Office and with respect to the Borrower, in which the Borrower will be charged with all Revolving Loans made to, and all other Obligations incurred by, the Borrower.

                  "Loan Documents" means this Agreement, the Revolving Credit Notes, the Interim Bankruptcy Court Order, the Final Bankruptcy Court Order, the Guaranty, the Pledge Agreement, the Security Agreements, each Supplemental Agreement and all other agreements, instruments, and other documents executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Revolving Loan or other Obligation.

                  "Loan Parties" means, the Parent, the Borrower and the Guarantors.

                  "Material Adverse Effect" means a material adverse effect on any of (i) the operations, business, any material assets or properties, condition (financial or otherwise) or prospects of any Loan Party (other than as a result of the filing of the Chapter 11 Cases), (ii) the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of the Agent and the Lenders under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Agent for the benefit of the Lenders on any of the Collateral.

                  "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA for which any Borrower or any ERISA Affiliate has contributed to, or has been obligated to contribute to, at any time during the preceding six (6) years.

                  "Net Amount of Eligible Accounts Receivable" means at any time, without duplication, the gross amount of Eligible Accounts Receivable at such time plus (i) 75% of unapplied cash and credits greater than 90 days less
(ii) returns, chargebacks, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

                  "Net Cash Proceeds" means, (i) with respect to any Disposition by any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates, in connection therewith after deducting therefrom only (A) any Indebtedness secured by any Lien permitted by Section 7.02(b) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto reasonably incurred by such Person or such Affiliate in connection therewith,
(C) transfer taxes paid by such Person or such Affiliate in connection therewith, and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the sale or issuance by any Person of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates in connection therewith after deducting therefrom only reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions.

                  "Net Income" means for any period the aggregate income (or net loss) of the Parent and its Consolidated Subsidiaries on a Consolidated basis for such period determined in accordance with GAAP.

                  "Notice of Borrowing" has the meaning specified therefor in
Section 2.02(a).

                  "Obligations" means (i) the obligations of the Borrower to pay, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), all amounts from time to time owing by it in respect of the Loan Documents, whether for principal, interest, fees, indemnification payments, expense reimbursements or otherwise, and (ii) the obligations of the Borrower and each other Loan Party to perform or observe all of its obligations from time to time existing under the Loan Documents.

                  "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

                  "Parent" has the meaning specified therefor in the preamble hereto.

                  "Participant Register" has the meaning specified therefor in
Section 11.07(b)(v).

                  "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to the Agent, from the Existing Lender with respect to the amount necessary to repay in full all of the obligations of the Loan Parties owing to the Existing Lender and to obtain a termination or release of all of the Liens existing in favor of the Existing Lender in and to the properties or assets of the Loan Parties.

                  "Payment Office" means the Agent's office located at 450 Park Avenue, 28th Floor, New York, New York 10022, or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the Borrower.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Indebtedness" means:

                  (a) any Indebtedness owing to the Agent and the Lenders under this Agreement and the other Loan Documents;

                  (b) any Indebtedness existing on the Filing Date;

                  (c) any Indebtedness permitted under Section 7.02(f);

                  (d) Contingent Obligations of the Parent with respect to Operating Lease Obligations of its Subsidiaries permitted hereunder;

                  (e) Indebtedness secured by Liens permitted by clause (g) of the definition of the term "Permitted Liens"; and

                  (f) reimbursement obligations in connection with letters of credit issued by financial institutions for the account of the Borrower, which letters of credit are cash collateralized at not less than 100% of the stated amount thereof.

                  "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof; (v) money market accounts maintained with mutual funds having assets in excess of $2,000,000,000; (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's; and (vii) cash posted as collateral for letters of credit issued through Foothill Capital Corporation.

                  "Permitted Liens" means:

                  (a) Liens securing the Obligations;

                  (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c);

                  (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising (provided they are subordinate to the Agent's Liens on Inventory and the trademarks of the Borrower) in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money);

                  (d) Liens existing on the Filing Date, as set forth on
Schedule 7.02(b), but not the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby;

                  (e) deposits and pledges securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits,

(ii) the performance of bids, tenders, leases, contracts, including those for utilities (other than for the payment of money) and statutory obligations or
(iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

                  (f) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;

                  (g) (i) Liens upon real or personal property acquired or held in the ordinary course of business at the time of acquisition or improvement of such property to secure the purchase price thereof or incurred solely to finance the acquisition or improvement of such property, provided that (A) such Liens do not cover property other than the property acquired or improved and (B) the Indebtedness secured by such Liens does not in any case exceed the lessor of the cost or fair market value of such property at the time of such acquisition, and
(ii) liens incurred in connection with the Capitalized Lease Obligations, so long as the aggregate principal amount of Indebtedness secured by the Liens permitted pursuant to this clause (g) does not exceed $4,000,000 at any one time outstanding; and

                  (h) Liens on cash collateral pledged to support reimbursement obligations with respect to the letters of credit described in clause (f) of the definition of Permitted Indebtedness.

                  "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or Governmental Authority.

                  "Pledge Agreement" means the Pledge and Security Agreement made by each Loan Party in favor of the Agent for the benefit of the Lenders, substantially in the form of Exhibit C hereto, securing the Obligations and delivered to the Agent.

                  "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2%, or, if a rate of interest is not otherwise in effect, the Reference Rate plus 6%.

                  "Priority Professional Expenses" means those expenses entitled to a priority as set forth in sub-clause (ii) of the clause "first" of the definition of the term "Agreed Administrative Expense Priorities".

                  "property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment by
(ii) the Total Revolving Commitment, provided, that, if the Revolving Credit Commitments have been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Loans

(including Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all of the Revolving Loans (including Agent Advances).

                  "Receivables Grantor" means each Guarantor referred to in clause (i) or (ii) of the definition of the term Guarantors, other than Designated Subsidiaries.

                  "Reference Bank" means The Chase Manhattan Bank, N.A., its successors or any other commercial bank designated by the Agent to the Borrower from time to time.

                  "Reference Rate" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its prime rate or base rate. The prime rate or base rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Register" has the meaning specified therefor in Section 11.07(b)(ii).

                  "Registered Loan" has the meaning specified therefor in
Section 2.03(c).

                  "Registered Note" has the meaning specified therefor in
Section 2.03(c).

                  "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

                  "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

                  "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

                  "Required Lenders" means Lenders whose Pro Rata Shares aggregate more than 50%.

                  "Revolving Credit Commitment" means, with respect to each Lender, (i) on or prior to the effective date of the Final Bankruptcy Court Order, the commitment of such Lender to make Revolving Loans to the Borrower in an aggregate principal amount outstanding at any time not to exceed the amount set forth opposite such Lender's name in Part A of Schedule 1.01 hereto and (ii) after the effective date of the Final Bankruptcy Court Order, the commitment of such Lender to make Revolving Loans to the Borrower in an aggregate principal amount outstanding at any time not to exceed the amount set forth opposite such Lender's name in Part B of Schedule 1.01 hereto, in each case, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

                  "Revolving Credit Note" means a promissory note of the Borrower, substantially in the form of Exhibit A, made jointly and severally payable to the order of a Lender, evidencing the Indebtedness resulting from the making by such Lender to the Borrower of Revolving Loans, as such promissory note may be amended, supplemented, restated, modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

                  "Revolving Loan" means a loan made by a Lender to the Borrower pursuant to Section 2.01(a).

                  "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

                  "Security Agreement" means the Security Agreement made by each Loan Party in favor of the Agent for the benefit of the Lenders, substantially in the form of Exhibit D-1 hereto, securing the Obligations and delivered to the Agent.

                  "Security Agreement - Patents and Trademarks" means, the Security Agreement - Patents and Trademarks made by each Loan Party in favor of the Agent for the benefit of the Lenders, substantially in the form of Exhibit D-2 hereto, securing the Obligations and delivered to the Agent.

                  "Security Agreements" means the Security Agreement and the Security Agreement - Patents and Trademarks.

                  "Settlement Period" has the meaning specified therefor in
Section 2.02(d)(i).

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

                  "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or
(ii) of which
more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

                  "Supplemental Agreement" means a Supplemental Guaranty, Security and Pledge Agreement entered into by a Subsidiary of the Parent, substantially in the form of Exhibit H hereto.

                  "Termination Event" means (i) a Reportable Event with respect to any Employee Plan other than the commencement of the Chapter 11 Cases, (ii) any event that causes any Borrower or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201,
4204 or 4212 of ERISA or Section 4971 or 4975 of the Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

                  "Total Revolving Credit Commitment" means (i) prior to the effective date of the Final Bankruptcy Court Order, the sum of the amounts of the Lenders' Revolving Credit Commitments set forth in Part A of Schedule 1.01(C) hereto and (ii) after the effective date of the Final Bankruptcy Court Order, the sum of the amounts of the Lenders' Revolving Credit Commitments set forth in Part B of Schedule 1.01(C) hereto.

                  "Unused Line Fee" has the meaning specified therefor in
Section 2.06(b).

                  "WARN" has the meaning specified therefor in Section 6.01(i).

                  "Wholly Owned Subsidiary" means any Subsidiary of the Parent (other than a Designated Subsidiary) in which any combination of the Borrower and the other Wholly Owned Subsidiaries shall own 100% of the outstanding capital stock or other equity interests.

                  SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and

Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References in this Agreement to "determination" by the Agent include good faith estimates by the Agent (in the case of quantitative determinations) and good faith beliefs by the Agent (in the case of qualitative determinations).

                  SECTION 1.03. Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

                  SECTION 1.04. Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to the Agent or any Lender, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                               THE REVOLVING LOANS

                  SECTION 2.01. Revolving Credit Commitments.

                           (a) Subject to the terms and conditions and relying
upon the representations and warranties herein set forth and subject to the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order, each Lender severally agrees to make Revolving Loans to the Borrower at any time and from time to time from the Interim Facility Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving Loans at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment.

                           (b) Notwithstanding the foregoing, the aggregate
principal amount of Revolving Loans outstanding at any time to the Borrower shall not exceed the lower of (i) the Total Revolving Credit Commitment and (ii) the then current Borrowing Base. The Revolving Credit Commitment of each Lender and the Total Revolving Credit Commitment shall automatically and permanently be reduced to zero on the Final Maturity Date. Within the foregoing limits, the Borrower may borrow, repay and reborrow, on or after the Interim Facility Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein.

                  SECTION 2.02. Making the Revolving Loans. (a) The Borrower shall give the Agent prior telephone notice (immediately confirmed in writing, in substantially the form of Exhibit C hereto (a "Notice of Borrowing"), not later than 2:00 p.m. (New York City time) on the date which is two (2) Business Days prior to the date of the proposed borrowing of Revolving Loans. Such Notice of Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of the proposed Revolving Loans, (ii) the proposed borrowing date, which must be a Business Day and (iii) the use of proceeds thereof. The Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Agent in good faith to be from the Borrower (or from any Authorized Officer). The Borrower hereby waives the right to dispute the Agent's record of the terms of any such telephonic Notice of Borrowing. The Agent and each Lender shall be entitled to rely conclusively on any such Authorized Officer's authority to request Revolving Loans on behalf of the Borrower until the Agent receives written notice to the contrary. The Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing. Except as otherwise provided in this Section 2.02, Loans shall be made ratably by the Lenders in accordance with their respective Revolving Credit Commitments.

                           (b) Each Notice of Borrowing pursuant to this Section
2.02 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith. Each Revolving Loan shall be made in a minimum amount of $100,000 and shall be in an integral multiple of $25,000.

                           (c) (i) Except as otherwise provided in this
subsection 2.02(c), all Revolving Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitment, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Revolving Loan requested hereunder, nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Revolving Loan requested hereunder, and each Lender shall be obligated to make the Revolving Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

                                    (ii) Notwithstanding any other provision of
this Agreement, and in order to reduce the number of fund transfers among the Borrower, the Agent and the Lenders, the Borrower, the Agent and the Lenders agree that the Agent may (but shall not be obligated to), and the Borrower and the Lenders hereby irrevocably authorize the Agent to, fund, on behalf of the Lenders, Revolving Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in subsection 2.02(d); provided, however, that (a) the Agent shall in no event fund such Revolving Loans if the Agent shall have received written notice from the Required Lenders on the Business Day prior to the day of the proposed Revolving Loan that one or more of the conditions precedent contained in Section 5.02 will not be satisfied on the day of the proposed Revolving Loan, and (b) the Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 5.02 have been satisfied. If the Borrower gives a Notice of Borrowing requesting a Revolving Loan and the Agent elects not to fund such Revolving Loan on behalf of the Lenders, then promptly after receipt of the Notice of Borrowing requesting such Loan, the Agent shall notify each Lender of the specifics of the requested Revolving Loan and that it will not fund the requested Revolving Loan on behalf of the Lenders. If the Agent notifies the Lenders that it will not fund a requested Revolving Loan on behalf of the Lenders, each Lender shall make its Pro Rata Share of the Revolving Loan available to the Agent, in immediately available funds, at the Payment Office no later than 3:00 p.m. (New York City time) (provided that the Agent requests payment from such Lender not later than 1:00 p.m.) on the date of the proposed Revolving Loan. The Agent will make the proceeds of such Revolving Loans available to the Borrower on the day of the proposed Revolving Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Loans received by the Agent at the Payment Office or the amount funded by the Agent on behalf of the Lenders to be deposited in an account designated by the Borrower.

                                    (iii) If the Agent has notified the Lenders
that the Agent, on behalf of the Lenders, will fund a particular Revolving Loan pursuant to subsection 2.02(c)(ii), the Agent may assume that such Lender has made such amount available to the Agent on such day and the Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrower on such day. If the Agent makes such corresponding amount available to the Borrower and such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Agent for its own account.

                                    (iv) Nothing in this subsection 2.02(c)
shall be deemed to relieve any Lender from its obligations to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                           (d) (i) With respect to all periods for which the
Agent has funded Revolving Loans pursuant to subsection 2.02(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Agent may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Agent shall notify each Lender of the unpaid principal amount of the Revolving Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Lender's initial funding), each Lender shall promptly (and in any event not later than 2:00 p.m. if the Agent requests payment from such Lender not later than 12:00 noon on such day) make available to the Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Agent shall promptly pay over to each

Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Agent shall determine that it is desirable to present claims against the Borrower for repayment, each Lender shall promptly remit to the Agent or, as the case may be, the Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each Lender's interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. The obligations of the Agent and each Lender under this subsection 2.02(d) shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been funded by such Lender.

                                    (ii) In the event that any Lender fails to
make any payment required to be made by it pursuant to subsection 2.02(d)(i), the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Agent for its own account. Nothing in this subsection 2.02(d)(ii) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  SECTION 2.03. Revolving Credit Notes; Repayment of Revolving Loans. (a) All Revolving Loans made by a Lender to the Borrower shall be evidenced by a single Revolving Credit Note, duly executed on behalf of the Borrower, dated the Interim Facility Effective Date, and delivered to and made payable to the order of such Lender in a principal amount equal to the maximum amount of such Lender's Revolving Credit Commitment.

                           (b) The outstanding principal of all Revolving Loans
shall be due and payable on the Final Maturity Date.

                           (c) Each Revolving Loan recorded on the Register (the
"Registered Loan") may not be evidenced by promissory notes other than a Revolving Credit Note, each of which is a Registered Note (as defined below). Upon the registration of any Revolving Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Borrower. The Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loan (i.e. containing the registered note language set forth in Exhibit A) and registered as provided in Section 11.07(b)(ii) (a "Registered Note"), payable to such Lender and otherwise duly completed. Once recorded on the Register, the Revolving Loan or Revolving Loans evidenced by such Revolving Credit Note may not be removed from the Register so long as it remains outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

                  SECTION 2.04. Interest.

                           (a) Interest Rate. Each Revolving Loan shall bear
interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the sum of (i) the Reference Rate and (ii) 2%.

                           (b) Default Interest. To the extent permitted by law,
upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Revolving Loans and all fees, indemnities or any other Obligations of the Borrower under this Agreement, the Revolving Notes and other Loan Documents shall bear interest, from the date such Event of Default occurred until such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

                           (c) Interest Payment. Interest on each Revolving Loan
shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Revolving Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. The Borrower hereby authorizes the Agent to, and the Agent may, from time to time, charge the Loan Account pursuant to Section 4.01 with the amount of any interest payment due hereunder.

                           (d) General. All interest shall be computed on the
basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

                  SECTION 2.05. Reduction of Revolving Credit Commitments; Prepayment of Revolving Loans.

                           (a) Reduction of Revolving Credit Commitments. The
Total Revolving Credit Commitment shall terminate on the Final Maturity Date. The Borrower may, without premium or penalty, reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving Loans then outstanding and
(B) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02. Each such reduction shall be in an amount which is an integral multiple of $1,000,000, (unless the Total Revolving Credit Commitment in effect immediately prior to such reduction is less than $1,000,000) shall be made by providing not less than three Business Days' prior written notice to the Agent and shall be irrevocable. Once reduced the Total Revolving Credit Commitment may not be increased. Each such reduction of the Total Revolving Credit Commitment shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.

                           (b) Optional Prepayment. The Borrower may, upon not
less than one Business Day's notice, prepay without penalty or premium the principal of any Revolving Loan, in whole or in part.

                           (c) Mandatory Prepayment.

                                    (i) The Borrower will immediately prepay the
Revolving Loans at any time when the aggregate principal amount of all Revolving Loans exceeds the Borrowing Base, to the full extent of any such excess. On each day that any Revolving Loans are outstanding, after giving effect to any payment made pursuant to the immediately preceding sentence, the Borrower shall hereby be deemed to represent and warrant to the Agent and the Lenders that the Borrowing Base calculated as of such day equals or exceeds the aggregate principal amount of all Revolving Loans outstanding on such day.

                                    (ii) The Agent shall on each Business Day
apply all funds transferred to or deposited in the Payment Office, to the payment, in whole or in part, of the outstanding Revolving Loans.

                                    (iii) Immediately upon any Disposition by
any Loan Party the Borrower shall prepay the Revolving Loans in an amount equal to 100% of the Net Cash Proceeds received by the Parent or any of its Subsidiaries in connection with such Disposition. Upon the loss, destruction or taking by condemnation of any Collateral, the Borrower shall prepay the outstanding principal of the Revolving Loans in an amount equal to 100% of the proceeds received by the Parent or any of its Subsidiaries in connection therewith, net of any reasonable expenses incurred in collecting such net proceeds.

                                    (iv) Without limiting any other provision of
this Agreement or any other Loan Document permitting or requiring prepayment of the Revolving Loans in whole or part, the Borrower shall prepay the Revolving Loans in whole without premium or penalty on September 9, 2000 in the event the Final Bankruptcy Court Order shall not have been entered before such date.

                           (d) Cumulative Prepayments. Except as otherwise
expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 shall be in addition to payments made or required to be made under any other subsection of this Section 2.05.

                  SECTION 2.06. Fees.

                           (a) Closing Fee. (i) On or prior to the Interim
Facility Effective Date, the Borrower shall pay to the Agent for the account of the Lenders in accordance their Pro Rata Shares a non-refundable closing fee (the "Closing Fee") equal to $400,000, which shall be deemed fully earned when paid.

                           (b) Unused Line Fee. From and after the Interim
Facility Effective Date and until the Final Maturity Date, the Borrower shall pay to the Agent for the account of the Lenders in accordance with their Pro Rata Shares an unused line fee (the "Unused Line Fee"), which shall accrue at the rate per annum of 0.5% on the excess, if any, of the Total Revolving

Credit Commitment over the average principal amount of Revolving Loans outstanding from time to time and shall be payable monthly in arrears on the first day of each month, commencing September 1, 2000.

                           (c) Audit and Collateral Monitoring Fees. The
Companies acknowledge that the Agent may visit the Loan Parties and/or conduct audits, inspections and/or field examinations of the Loan Parties at any time and from time to time. The Borrower agrees to pay $750 per day per examiner plus the examiner's out-of-pocket costs and reasonable expenses incurred in connection with all such visits, inspections, audits and examinations

                  SECTION 2.07. Taxes.

                           (a) All payments made by the Borrower hereunder,
under the Revolving Notes or under any other Loan Document shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the net income of, and branch profit taxes of the Agent or any Lender imposed by the jurisdiction in which the Agent or such Lender is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office or relevant lending office is located or any political subdivision thereof or taxing authority thereof (such nonexcluded taxes being hereinafter collectively referred to as "Taxes"). If the Borrower shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder,

                                    (i) the amount so payable shall be increased
to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lenders pursuant to this sentence) the Lenders receive an amount equal to the sum they would have received had no such deductions or withholdings been made,

                                    (ii) the Borrower shall make such deductions
or withholdings, and

                                    (iii) the Borrower shall pay the full amount
deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send the Lenders and the Agent an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Lenders or the Agent, as the case may be) showing payment. In addition, the Borrower agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Revolving Credit Notes or any other Loan Document other than the foregoing excluded taxes (hereinafter referred to as "Other Taxes").

                           (b) The Borrower will indemnify the Lenders for the
amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.07) paid by any Lender and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which such Lender makes written demand which demand shall identify the nature and amount of Taxes or Other Taxes for which indemnification is being sought and the basis of the claim.

                           (c) Each Lender that is organized in a jurisdiction
other than the United States, a State thereof or the District of Columbia hereby agrees that:

                                    (i) it shall, no later than the Interim
Facility Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 11.07 after the Interim Facility Effective Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower and the Agent: (A) two accurate, complete and signed originals of U.S. Internal Revenue Service Form 4224 or successor form, or (B) two accurate, complete and signed originals of U.S. Internal Revenue Service Form 1001 or successor form, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of its lending office under this Agreement free from withholding of United States Federal income tax;

                                    (ii) if at any time such Lender changes its
lending office or offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter, deliver to the Borrower through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder: (A) if such changed or additional lending office is located in the United States, two accurate, complete and signed originals of such Form 4224 or successor form, or (B) two accurate, complete and signed originals of such Form 1001 or successor form, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax; and

                                    (iii) it shall, promptly upon the Borrower's
reasonable request to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

                           (d) If the Borrower fails to perform its obligations
under this Section 2.08, the Borrower shall indemnify the Lenders for any taxes, interest or penalties that may become payable as a result of any such failure.

                                   ARTICLE III

                      SECURITY AND ADMINISTRATIVE PRIORITY

                  SECTION 3.01. Collateral; Grant of Lien.

                           (a) As security for the full and timely payment and
performance of all of the Obligations, each Company hereby assigns, pledges, transfers and grants to the Agent, for the benefit of the Lenders, a first priority security interest in and to and Lien on all of the property, assets or interests in property or assets of such Company, of any kind or nature whatsoever, real or personal, now existing or hereafter acquired or created (including, without limitation, all property of the estate (within the meaning of the Bankruptcy Code) all accounts, inventory, contract rights, instruments, documents, chattel paper, general intangibles, machinery and equipment, real property, leases, stock or other equity interests in Subsidiary and investment property, and all causes of action arising under the Bankruptcy Code or otherwise), and all proceeds, rents, products and profits of any of the foregoing, provided that (i) such security interest and Lien shall not extend to
(A) any causes of action arising under Sections 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code, (B) any lease that by its terms does not permit any Lien on such Company's interest in such lease and that would terminate such lease or prevent such Company from assuming such lease if the Agent were granted a Lien on such lease, and (C) cash pledged to other financial institutions to collateralize letters of credit issued by such financial institutions for the benefit of the Borrower and (ii) such Liens in favor of the Agent shall be subject to the payment of the Carve-Out Expenses having priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities (all property of the Companies subject to the security interest referred to in this Section 3.01(a) being hereafter referred to as the "Collateral"). Such Liens and their priority shall remain in effect until the Revolving Credit Commitments have been terminated and all Obligations have been repaid in cash in full.

                           (b) Notwithstanding anything herein to the contrary,
no Person entitled to Carve-Out Expenses shall be entitled to sell or otherwise dispose, or seek or object to the sale or other disposition by the Lender, of any Collateral.

                  SECTION 3.02. Administrative Priority. The Borrower agrees that the Obligations shall constitute allowed administrative expenses in the Chapter 11 Cases having priority over all administrative expenses of and unsecured claims against the Borrower now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses having priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities, provided that such administrative priority shall not apply to causes of action arising under Section 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code.

                  SECTION 3.03. Grants, Rights and Remedies. The Liens granted pursuant to Section 3.01(a) and administrative priority granted pursuant to
Section 3.02 may be independently granted by the Loan Documents and by other Loan Documents hereafter entered into. This Agreement, the Interim Bankruptcy Court Order, the Final Bankruptcy Court Order and such other

Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Agent and the Lenders hereunder and thereunder are cumulative.

                  SECTION 3.04. No Filings Required. The Liens created in favor of the Agent pursuant to this Article III shall be deemed valid and perfected by entry of the Interim Bankruptcy Court Order and, thereafter, the Final Bankruptcy Court Order. The Agent shall not be required to file any financing statements, notices of Lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the Lien and security interest granted by either Company pursuant to this Agreement, the Interim Bankruptcy Court Order, the Final Bankruptcy Order or any other Loan Document.

                  SECTION 3.05 Survival. The Liens, lien priority, administrative priorities and other rights and remedies granted by either Company to the Agent and the Lenders pursuant to this Agreement, the Interim Bankruptcy Court Order, the Final Bankruptcy Court Order and the other Loan Documents (including, but not limited to, the existence, perfection and priority of the Liens provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by any Loan Party (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Chapter 11 Cases, or by any other act or omission whatever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

                           (a) except for the Carve-Out Expenses having priority
over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of any Lender against the Borrower in respect of any Obligation, provided that such administrative priority shall not apply to causes of action arising under Section 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code,

                           (b) the Liens created in favor of the Agent pursuant
to this Article III shall constitute valid and perfected Liens and shall be prior to all other Liens, now existing or hereafter arising, in favor of any other Person, provided that such Liens shall be subject to the payment of the Carve-Out Expenses having priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities, and

                           (c) the Liens created in favor of the Agent pursuant
to this Article III and shall continue valid and perfected without the necessity that the Agent file financing statements or otherwise perfect its Lien under applicable nonbankruptcy law.

                                   ARTICLE IV

                         PAYMENTS AND OTHER COMPENSATION

                  SECTION 4.01. Payments; Computations and Statements. (a) The Borrower will make each payment under the Revolving Notes not later than 2:00 p.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Agent at the Payment Office. All payments received by the Agent after 2:00 p.m. (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrower without defense, set-off or counterclaim to the Agent and the Lenders. Except as provided in Section 2.02, after receipt, the Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Agent will cause to be distributed all interest and fees received from or for the account of the Borrower not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrower hereby authorizes the Agent to, and the Agent may, from time to time, charge the Loan Account with any amount due and payable by the Borrower under any Loan Document. Each of the Lenders and the Borrower agrees that the Agent shall have the right to make such charges whether or not any Event of Default or Default shall have occurred and be continuing or whether any of the conditions precedent in Section 4.02 have been satisfied. Any amount charged to the Loan Account of the Borrower shall be deemed a Revolving Loan hereunder made by the Lenders to the Borrower, funded by the Agent on behalf of the Lenders and subject to Section 2.02. The Lenders and the Borrower confirm that any charges which the Agent may so make to the Loan Account as herein provided will be made as an accommodation to the Borrower and solely at the Agent's discretion, provided that the Agent shall from time to time upon the request of the Agent, charge the Loan Account with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Agent of an interest rate or fees hereunder shall be presumptive evidence of such rates and fees for all purposes in the absence of manifest error.

                           (b) The Agent shall provide the Borrower, promptly
after the end of each calendar month, a summary statement (in the form from time to time used by the Agent) of the opening and closing daily balances in the Loan Account during such month, the amounts and dates on all Revolving Loans made to the Borrower during such month, the amounts and dates of all payments on account of the Revolving Loans to the Borrower during such month and the Revolving Loans to which such payments were applied, the amount of interest accrued on the Revolving Loans to the Borrower during such month, and the amount and nature of any charges to such Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall, 30 days after the same is sent, be presumed to be correct absent manifest error.

                  SECTION 4.02. Sharing of Payments, Etc. Except as provided in
Section 2.02, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.02 may, to the fullest extent permitted by law, exercise all its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 4.03. Apportionment of Payments.

                           (a) Subject to Section 2.02 and to any written
agreement among the Agent and the Lenders, all payments of principal and interest in respect of outstanding Revolving Loans, all payments of fees (other than the fees set forth in Section 2.06 to the extent set forth in a written agreement among the Agent and the Lenders and the audit and collateral monitoring fee provided for in Section 2.06(c)) and all other payments in respect of any other Obligations, shall be allocated by the Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Revolving Loans, as designated by the Person making payment when the payment is made.

                           (b) After the occurrence and during the continuance
of an Event of Default, the Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement (i) first, to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agent until paid in full; (ii) second, to pay the Obligations in respect of any fees and indemnities then due to the Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Revolving Loans and Agent Advances until paid in full; (iv) fourth, ratably to pay principal of the Revolving Loans until paid in full and Agent Advances until paid in full; and (v) fifth, to the ratable payment of all other Obligations then due and payable.

                  SECTION 4.04. Increased Costs and Reduced Return.

                           (a) If any Lender shall have determined that the
adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender or any Person controlling any such Lender with any directive of or guideline from any central bank or other Governmental Authority or the introduction of or change in any accounting principles applicable to any Lender, or any Person controlling any such Lender (in each case, whether or not having the force of law), shall (i) change the basis of taxation of payments to any Lender or any Person controlling any such Lender of any amounts payable hereunder (except for taxes on the overall net income of any Lender or any Person controlling any such Lender), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by any Lender, or any Person controlling any such Lender or (iii) impose on any Lender or any Person controlling any such Lender or any other condition regarding this Agreement or any Loan and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to any Lender of making any Loan, or agreeing to make any Loan or to reduce any amount received or receivable by any Lender hereunder, then, upon demand by such Lender, the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased costs or reductions in amount.

                           (b) If any Lender shall have determined that any
Capital Guideline or adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender or any Person controlling such Lender with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and any Lender determines that the amount of such capital is increased as a direct or indirect consequence of any Revolving Loans made or maintained or any Lender's or any such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on any Lender's or any such other controlling Person's capital to a level below that which such Lender or such controlling Person could have achieved but for such circumstances as a consequence of any Revolving Loans made or maintained or any agreement to make Revolving Loans or such Lender's or such other controlling Person's other obligations hereunder (in each case, taking into consideration such Lender's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by any Lender, the Borrower shall pay to such Lender from time to time such additional amounts as will compensate such Lender for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's or such other controlling Person's capital.

                           (c) All amounts payable under this Section 4.04 shall
bear interest from the date that is ten days after the date of demand by a Lender until payment in full to such Lender at the Reference Rate. A certificate of any Lender claiming compensation under this Section 4.04 specifying the event herein above described and the nature of such event shall be submitted by such Lender to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof and such Lender's reasons for invoking the provisions of this Section 4.04, and shall be presumptive evidence of such additional amounts absent manifest error.

                                    ARTICLE V

              CONDITIONS TO EFFECTIVENESS AND EXTENSIONS OF CREDIT

                  SECTION 5.01. Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the "Effective Date") when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agent:

                           (a) Interim Bankruptcy Orders. The Agent shall have
received a certified copy of the Interim Bankruptcy Court Order, and such order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent prior written consent of the Agent and the Companies.

                           (b) Payment of Fees, Etc. The Borrower shall have
paid all fees, costs, expenses and taxes then payable pursuant to Sections 2.06(a) and 11.04.

                           (c) Representations and Warranties; No Event of
Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other certificate or other writing delivered to the Agent or the Lenders pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date and (ii) no Default or Event of Default has occurred and be continuing on the Effective Date or will result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

                           (d) Material Adverse Change. Except as set forth on
Schedule 6.01(g) hereto, the Agent shall have determined, in its sole judgment exercised reasonably, that no material adverse change shall have occurred in the business, operations, condition (financial or otherwise), properties or prospects of any Loan Party since December 31, 1999, other than the filing of the Chapter 11 Cases.

                           (e) Pleadings. The Agent shall have received all
"first day" pleadings filed or to be filed with the Bankruptcy Court in connection with the Chapter 11 Cases, and been satisfied with all such pleadings, including, without limitation, any pleadings concerning the payment of claims which arose or accrued prior to the Filing Date.

                           (f) Business Plan. The Agent shall have received a
copy of the Business Plan, the contents of which shall be satisfactory to the Agent.

                  SECTION 5.02. Conditions Precedent to all Revolving Loans. The obligation of any Lender to make any Revolving Loan is subject to the fulfillment, in a manner reasonably satisfactory to the Agent, of each of the following conditions precedent:

                           (a) Payment of Fees, Etc. The Borrower shall have
paid all fees, costs, expenses and taxes then payable by the Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Sections 2.06 and 11.04.

                           (b) Representations and Warranties; No Event of
Default. The following statements shall be true and correct, and the submission by the Borrower to the Agent of a Notice of Borrowing with respect to each such Revolving Loan, and the Borrower's acceptance of the proceeds of such Revolving Loan shall each be deemed to be a representation and warranty by the Borrower on the date of such Revolving Loan that: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to the Agent pursuant hereto or thereto on or prior to the date of such Revolving Loan are true and correct on and as of such date as though made on and as of such date, (ii) at the time of and after giving effect to the making of such Revolving Loan and the application of proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Revolving Loan to be made on such date and (iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

                           (c) Bankruptcy Court Order. On the date of such
Revolving Loan, the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, shall have been signed by the Bankruptcy Court, and the Agent shall have received a certified copy of the same and such order shall be in full force and effect and shall not have been appealed, reversed, stayed, modified or amended absent the consent of the Agent and the Borrower.

                           (d) Final Bankruptcy Court Order. With respect to any
Revolving Loan to be made on or after September 9, 2000, the Final Bankruptcy Court Order shall be in full force and effect and shall not have been appealed, reversed, stayed, modified or amended absent the consent of the Agent and the Companies.

                           (e) Legality. The making of such Revolving Loan shall
not contravene any law, rule or regulation applicable to the Agent or any Lender.

                           (f) Notices. The Agent shall have received a Notice
of Borrowing pursuant to Section 2.02.

                           (g) Delivery of Documents. The Agent shall have
received on or before the date of such Revolving Loan the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Initial Revolving Loan Date:

                                    (i) a Revolving Credit Note payable to the
order of each Lender with a Revolving Credit Commitment, duly executed by the Borrower;

                                    (ii) the Guaranty, duly executed by each
Guarantor in existence on the Effective Date;

                                    (iii) the Pledge Agreement, duly executed by
each Loan Party in existence on the Effective Date, together with (i) certificates representing the Capital Stock pledged thereunder and undated stock powers executed in blank, (ii) proper financing statements (Form UCC-1 or a comparable form) or the equivalent thereof under the Uniform Commercial Code (or similar law or statute) of all jurisdictions that may be necessary or that the Agent may deem desirable in order to perfect and protect the security interests created under the Pledge Agreement, covering the Collateral described therein, in each case completed in a manner satisfactory to the Agent and duly executed by the applicable Loan Party; and
(iii) evidence that all other actions that may be necessary or that the Agent may deem desirable in order to perfect and protect the security interests created under the Pledge Agreement have been taken or will be taken in accordance with the terms of the Loan Documents;

                                    (iv) the Security Agreements duly executed
by each Loan Party in existence on the Effective Date, together with (i) proper financing statements (Form UCC-1 or a comparable form) or the equivalent thereof under the Uniform Commercial Code (or similar law or statute) of all jurisdictions that may be necessary or that the Agent may deem desirable in order to perfect and protect the Liens created under the Security Agreements, covering the Collateral described therein, in each case completed in a manner satisfactory to the Agent and duly executed by the applicable Loan Party; (ii) each of the Depository Account Agreements and the Cash Concentration Account Agreement, executed by each party thereto, and (iii) evidence that all other actions that may be necessary or that the Agent may deem desirable in order to perfect and protect the Liens created under the Security Agreements have been taken or will be taken in accordance with the terms of the Loan Documents;

                                    (v) a copy of the resolutions of each Loan
Party, certified as of the Effective Date by an Authorized Officer, authorizing
(A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party and (B) the execution, delivery and performance by such Loan Party of each Loan Document and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

                                    (vi) a certificate of an Authorized Officer,
certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

                                    (vii) a certificate of the appropriate
official(s) of the state of organization of each Loan Party certifying as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such states, together with confirmation by telephone or telegram (where available) on the Interim Facility Effective Date from such official(s) as to such matters;

                                    (viii) a true and complete copy of the
charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a date not more than 30 days prior to the Interim Facility Effective Date by an appropriate official of the state of organization of such Loan Party;

                                    (ix) a copy of the by-laws, limited
liability company agreement, operating agreement, agreement of limited partnership or other organizational document of each Loan Party, together with all amendments thereto, certified as of August 30, 2000 by an Authorized Officer;

                                    (x) one or more opinions of counsel to the
Loan Parties, as to such matters as the Agent may reasonably request;

                                    (xi) a certificate of an Authorized Officer,
certifying as to the matters set forth in subsection (c) of this Section 5.01;

                                    (xii) evidence of the insurance coverage
required by Section 7.01(h) and such other insurance coverage with respect to the business and operations of the Loan Parties as the Agent may reasonably request, in each case, where requested by the Agent, with such endorsements as to the named insureds or loss payees thereunder as the Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Agent may request;

                                    (xiii) a certificate of an Authorized
Officer, certifying the names and true signatures of the persons that are authorized to provide Notices of Borrowings and all other notices under this Agreement and the other Loan Documents;

                                    (xiv) the results of a search of the Uniform
Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive office of each such Person is located, any offices of such Persons in which records have been kept relating to Accounts Receivable and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Agent that the Liens indicated in any such financing statement (or similar document) are Permitted Liens or have been released or termination statements with respect thereto in form satisfactory to the Agent have been furnished by the Borrower to the Agent;

                                    (xv) the Borrowing Base Certificate required
to have been delivered pursuant to Section 7.01(a)(v) as of the date of such Revolving Loan;

                                    (xvi) the Pay-Off Letter, together with UCC
termination statements and other documentation evidencing the termination by the Existing Lender of its Liens in and to the properties and assets of the Loan Parties; and

                                    (xvii) such other agreements, instruments,
approvals, opinions and other documents, each reasonably satisfactory to the Agent in form and substance, as the Agent may reasonably request.

                           (h) Proceedings; Receipt of Documents. All
proceedings in connection with the making of such Revolving Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be reasonably satisfactory to the Agent and its counsel, and the Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance reasonably satisfactory to the Agent, as the Agent or such counsel may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 6.01. Representations and Warranties. Each Company hereby represents and warrants to the Agent and the Lenders as follows:

                           (a) Organization, Good Standing, Etc. Each Loan Party
(i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) subject to the existence of the Chapter 11 Cases and the entry of the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be qualified or in good standing could not have a Material Adverse Effect.

                           (b) Authorization, Etc. The execution, delivery and
performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties (other than conflicts, breaches and defaults the enforcement of which will be stayed by virtue of the filing of the Chapter 11 cases), (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties; provided, however, the incurrence of indebtedness and the granting of liens under the Loan Documents may on the Effective Date violate either of the agreements referred to on Schedule 6.01(b) hereto, each of which shall be terminated, or appropriate consents thereunder obtained, prior to the Initial Revolving Loan Date.

                           (c) Governmental Approvals. Except for the entry of
the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party.

                           (d) Execution and Binding Effect. This Agreement has
been duly executed and delivered and is, and each other Loan Document, when executed and delivered hereunder, will have been duly executed and delivered and will be, the legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms.

                           (e) Subsidiaries. Schedule 6.01(e) is a complete and
correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of all Subsidiaries of the Parent in existence on the date hereof. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, all such Capital Stock is owned by the Parent directly or indirectly through one or more of its wholly-owned Subsidiaries, free and clear of all Liens.

                           (f) Litigation. Except as set forth in Schedule
6.01(f), there is no pending or, to the knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party before any court or other Governmental Authority or any arbitrator that (i) could have a Material Adverse Effect or (ii) relates to this Agreement, the Revolving Notes or any other Loan Document or any transaction contemplated hereby or thereby.

                           (g) Financial Condition.

                                    (i) Except as set forth on Schedule 6.01(g)
hereto, since December 31, 1999 no event or development has occurred that has had or could have a Material Adverse Effect.

                                    (ii) The Parent has heretofore furnished to
the Agent a schedule of projected cash receipts, cash disbursements and monthly cash flows of the Parent and its Subsidiaries prepared on a monthly basis through December 31, 2001 (the "Business Plan"). Such projections are believed by the Parent at the time furnished to be reasonable, have been prepared on a reasonable basis and in good faith by the Parent, and have been based on assumptions believed by the Parent to be reasonable at the time made and upon the best information then reasonably available to the Parent, and the Parent is not aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

                           (h) Compliance with Law, Etc. None of the Loan
Parties is in violation of its organizational documents, any material law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its material property or assets, and no Default or Event of Default has occurred and is continuing.

                           (i) ERISA. Except as set forth on Schedule 6.01(i),
(i) each Employee Plan is in substantial compliance with ERISA and the Code,
(ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agent, is complete and correct and fairly presents the funding status of such

Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) no Employee Plan had an accumulated or waived funding deficiency or permitted decreases which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code at any time during the previous 60 months, and (v) no Lien imposed under the Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Code at any time during the previous 60 months. Except as set forth on Schedule 6.01(i), none of the Loan Parties or any of their ERISA Affiliates have incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or are aware of any facts indicating that the Loan Parties or any of their ERISA Affiliates may in the future incur any such withdrawal liability. Except as required by Section 4980B of the Code, none of the Loan Parties or any of their ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment. None of the Loan Parties or any of their ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied.

                           (j) Taxes, Etc. All Federal, state and local tax
returns and other reports required by applicable law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

                           (k) Federal Reserve Regulations. None of the Loan
Parties is nor will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X), and no proceeds of any Revolving Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                           (l) Joint Ventures. The Parent does not and shall not
own directly or indirectly any equity interest in any Person other than the Subsidiaries listed on Schedule 6.01(e) hereto and the Joint Ventures listed on
Schedule 6.01(l) hereto, which Schedule 6.01(l) sets forth as of the date hereof a list of all Joint Ventures in which any of the Parent and its Subsidiaries has an equity interest and the direct or indirect percentage ownership interest of such Person therein.

                           (m) Adverse Agreements, Etc. None of the Loan Parties
is subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could have, a Material Adverse Effect.

                           (n) Permits, Etc. Each Loan Party has, and is in
compliance with, all material permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

                           (o) Properties. Each Loan Party has good and
marketable title to, or valid leasehold interests in, all property and assets material to its business, free and clear of all Liens except Permitted Liens. The properties are in good working order and condition, ordinary wear and tear excepted. Schedule 6.01(o) hereto sets forth a complete and accurate list as of the Interim Facility Effective Date of all real property owned or leased by each Loan Party.

                           (p) Full Disclosure. Each Loan Party has disclosed to
the Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agent in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no contingent liability or fact that may have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a schedule hereto.

                           (q) Environmental Matters. Except as set forth on
Schedule 6.01(q) hereto, (i) the operations of each Loan Party are in compliance in all material respects with Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest which could have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which could have a Material Adverse Effect; and (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which could have a Material Adverse Effect.

                           (r) Insurance. Each Loan Party keeps its property
adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Agent

(including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 6.01(r) sets forth a list of all insurance maintained by each Loan Party on the Interim Facility Effective Date.

                           (s) Use of Proceeds. The proceeds of the Revolving
Loans shall be used for general corporate purposes (including, without limitation, payments of fees and expenses to professionals under Sections 330 and 331 of the Bankruptcy Code and administrative expenses of the kind specified in Section 503(b) of the Bankruptcy Code incurred in the ordinary course of business of the Companies and the other Receivable Grantors, subject to the priorities set forth in the definition of "Agreed Administrative Expense Priorities" herein).

                           (t) Location of Bank Accounts. Schedule 6.01(t)
hereto sets forth a complete and accurate list as of the Interim Facility Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

                           (u) Intellectual Property. Each Loan Party owns or
licenses or otherwise has the right to use all licenses, permits, trademarks, trademark applications, patents, patent applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not have a Material Adverse Effect. Set forth on Schedule 6.01(u) hereto is a complete and accurate list as of the date hereof of all trademarks, trademark applications and tradenames, material licenses, permits, patents, patent applications, service marks, copyrights, copyright applications, franchises, authorizations and other intellectual property rights of each Loan Party. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could have a Material Adverse Effect.

                           (v) Holding Company and Investment Company Acts. None
of the Loan Parties is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                           (w) Employee and Labor Matters. There is (i) no
unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party and
(iii) to the best knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any of them.

                           (x) Place of Business; Chief Executive Office;
Location of Property. Schedule 6.01(x) hereto sets forth a complete and accurate list as of the date hereof of (i) each place of business of each Loan Party,
(ii) the chief executive office of each Loan Party and (iii) the location of all real property and personal property owned or leased by any Loan Party.

                           (y) Administrative Priority; Lien Priority.

                                    (i) The Obligations of the Companies
constitute allowed administrative expenses in the Chapter 11 Case having priority in payment over all other administrative expenses and unsecured claims against the Companies now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses having priority over the Obligations to the extent set forth in the Agreed Administrative Expense Priorities, provided that such administrative priority shall not apply to causes of action arising under
Section 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code.

                                    (ii) On and after the Initial Revolving Loan
Date, the Lien of the Agent on the Collateral owned by the Companies shall be a valid and perfected first priority Lien, provided that the Liens and security interests of the Agent shall be subject to the payment of the Carve-Out Expenses having priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities.

                                    (iii) The Interim Bankruptcy Court Order or
the Final Bankruptcy Court Order, as the case may be, is in full force and effect, and has not been reversed, stayed, modified or amended absent the consent of the Agent and the Companies.

                                   ARTICLE VII

                                    COVENANTS

                  SECTION 7.01. Affirmative Covenants. So long as any principal of or interest on any Revolving Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Revolving Credit Commitment hereunder, the Parent will, unless the Required Lenders shall otherwise consent in writing:

                           (a) Reporting Requirements. Furnish to the Agent and
each Lender:

                                    (i) as soon as available and in any event
within 45 days after the end of each fiscal quarter of the Parent, consolidated balance sheets, consolidated and consolidating

(by division) statements of operations and retained earnings and consolidated statements of cash flows of the Parent and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Lenders, subject to normal year-end adjustments;

                                    (ii) as soon as available, and in any event
within 90 days after the end of each Fiscal Year consolidated balance sheets, consolidated and consolidating (by division) statements of operations and retained earnings and consolidated statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and, in the case of audited statements, accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agent (which opinion shall be without (A) any qualification or exception as to the scope of such audit or (B) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of
Section 7.02(m) or 7.02(n)), together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

                                    (iii) as soon as available, and in any event
within 30 days of the end of each fiscal month of the Parent and its Subsidiaries internally prepared consolidated balance sheets, consolidated and consolidating (by division) statements of operations and consolidated statements of cash flows for such fiscal month of the Parent and its Subsidiaries for such fiscal month and for the period from the beginning of such Fiscal Year to the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such fiscal month and the results of operations and cash flows of the Parent and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Lenders, subject to normal year-end adjustments;

                                    (iv) simultaneously with the delivery of the
financial statements of the Parent required by clauses (i), (ii) and (iii) of this Section 7.01(a), a certificate of an Authorized Officer (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its

Subsidiaries were in compliance with all of the provisions of such Loan Documents at the times such compliance is required by the Loan Documents, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto, (B) attaching a schedule showing the calculations specified in Sections 7.02(m) or 7.02(n) and (C) stating that attached thereto is a description in reasonable detail of all inventory of the Borrower and its Subsidiaries in the form of the inventory report by location as of July 31, 2000 previously furnished to the Agent;

                                    (v) as soon as available and in any event
within 15 days after the end of each month, (A) a Borrowing Base Certificate, supported by schedules showing the derivation thereof and containing such detail and other information as the Agent may request from time to time provided, that
(x) the Borrowing Base set forth in the Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Agent but not including the date on which a subsequent Borrowing Base Certificate is received by the Agent, unless the Agent disputes the eligibility of any property for inclusion in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Borrower and (y) in the event of any dispute about the eligibility of any property for inclusion in the calculation of the Borrowing Base or the valuation thereof, the Agent's good faith judgment shall control and (B) an aging schedule of the Accounts Receivable of the Borrower and its Subsidiaries in the form of the aging schedule of Accounts Receivable dated July 31, 2000 previously furnished to the Agent;

                                    (vi) on or before the 30th day of each
fiscal quarter, financial projections supplementing and superseding the financial projections for such period referred to in Section 6.01(g)(ii), prepared on a monthly basis and otherwise in form and substance satisfactory to the Agent, for each remaining quarterly period prior to the Final Maturity Date, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Parent to be reasonable at the time made and from the best information then available to the Parent;

                                    (vii) promptly after filing thereof, copies
of all pleadings, motions, applications, financial information and other papers and documents filed by the Loan Party in the Chapter 11 Cases, which such papers and documents shall also be given or served on the Agent's counsel;

                                    (viii) promptly after the sending thereof,
copies of all written reports given by the Loan Party to any official or unofficial creditors' committee in the Chapter 11 Cases, provided that the Loan Party may redact confidential information contained in any such report if it provides a summary of the nature of the information redacted to the Agent;

                                    (ix) promptly after submission to any
Government Authority unless prohibited by applicable law, all documents and information furnished to such Government Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

                                    (x) as soon as possible, and in any event
within three days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could have a Material Adverse Effect, the written statement of an Authorized Officer setting forth the details of such Event of Default, Default, other event or Material Adverse Effect and the action which the Parent and its Subsidiaries propose to take with respect thereto;

                                    (xi) (A) as soon as possible and in any
event (1) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Employee Plan has occurred, (2) within 10 days after any Borrower or any ERISA Affiliate thereof knows or has reason to know that any other Termination Event with respect to any Employee Plan has occurred, or (3) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Code with respect to an Employee Plan, a statement of an Authorized Officer setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within three days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by the Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within three days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof send notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

                                    (xii) promptly after the commencement
thereof but in any event not later than five days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or any arbitrator which, if adversely determined, could have a Material Adverse Effect;

                                    (xiii) promptly after the sending or filing
thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange, provided that the Loan Party may redact confidential information contained in any such statement, report or other information if it provides a summary of the nature of the information redacted to the Agent;

                                    (xiv) promptly upon receipt thereof, copies
of all financial reports including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof; and

                                    (xv) promptly upon request, such other
information concerning the condition or operations, financial or otherwise, of any Loan Party as the Agent may from time to time may reasonably request.

                           (b) Additional Guaranties and Collateral Security.
Cause each of its Subsidiaries not in existence on the Effective Date to execute and deliver to the Agent promptly and in any event within three days after the formation, acquisition or change in status thereof (A) a Supplemental Agreement, together with (1) certificates evidencing all of the Capital Stock of such Subsidiary and any Person owned by such Subsidiary, (2) undated stock powers executed in blank with signature guaranteed, (3) such financing statements as the Agent may require and (4) such opinion of counsel and such approving certificate of such Subsidiary as the Agent may require, and (B) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by the Pledge Agreement or the Security Agreement or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations.

                           (c) Compliance with Laws, Etc. Comply, and cause each
of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, all Environmental Laws), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

                           (d) Preservation of Existence, Etc. Except to the
extent permitted by Section 7.02(d) and except as disclosed in writing to the Agent prior to the Interim Facility Effective Date, maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, their existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary.

                           (e) Keeping of Records and Books of Account. Keep,
and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made in accordance with GAAP.

                           (f) Inspection Rights. Permit, and cause each of its
Subsidiaries to permit, the Agent or representatives thereof at any time and from time to time during normal business hours and, in the absence of a continuing Event of Default, upon reasonable prior notice, at the expense of the Borrower, to examine and make copies of and abstracts from their records and books of account, to visit and inspect their properties, to verify materials, leases, notes, accounts receivable, deposit accounts and other assets of the Loan Parties and their Subsidiaries, to conduct audits, physical counts, valuations, appraisals, environmental assessments or examinations and to discuss their affairs, finances and accounts with any of the directors, officers, managerial employees, independent accountants or other representatives thereof.

                           (g) Maintenance of Properties, Etc. Maintain and
preserve, and cause each of their Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of their Subsidiaries to comply, at all times with the provisions of all leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder, in each case, other than sales of property or rejection of leases approved by the Bankruptcy Court and otherwise permitted by the terms of this Agreement.

                           (h) Maintenance of Insurance. Maintain, and cause
each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to their properties (including all real properties leased or owned by them) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Agent. All policies covering the Collateral are to be made payable to the Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of Agent and such other Persons as the Agent may designate from time to time, and shall provide for not less than 30 days' prior written notice to the Agent of the exercise of any right of cancellation. If the Loan Parties or any of their Subsidiaries fail to maintain such insurance, the Agent may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default, the Agent shall have the sole right, in the name of the Lenders, the Loan Parties and their Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                           (i) Obtaining of Permits, Etc. Obtain, maintain and
preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where all such failure to comply with this Section 7.01(i) could not have a Material Adverse Effect.

                           (j) Environmental. (i) Keep any property either owned
or operated by them or any of its Subsidiaries free of any Environmental Liens;
(ii) comply, and cause its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Agent documentation of such compliance which the Agent reasonably requests; (iii) immediately notify the Agent of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by the Loan Parties or any of their Subsidiaries and take any Remedial Actions required to abate said Release; (iv) promptly provide the Agent with written notice within 10 days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect and (v) defend, indemnify and hold harmless the Agent and the Lenders and their transferees, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the presence, disposal, release or threatened release of any Hazardous Materials on any property at any time owned or occupied by any Loan Party or any of its Subsidiaries (or its respective predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (C) any investigation, lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials and/or (D) any violation of any Environmental Law.

                           (k) Further Assurances. Take such action and execute,
acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at their sole cost and expense, such agreements, instruments or other documents as the Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of the Guarantors and their Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Agent the rights now or hereafter intended to be granted to the Agent and the Lenders under this Agreement or any other Loan Document. The assurances contemplated by this Section 7.01(k) shall be given under applicable nonbankruptcy law (to the extent not inconsistent with the Bankruptcy Code and orders of the Bankruptcy Court) as well as the Bankruptcy Code, it being the intention of the parties that the Agent may request assurances under applicable nonbankruptcy law, and such request shall be complied with (if otherwise made in good faith by the Agent) whether or not the Interim

Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, is in force and whether or not dismissal of the Chapter 11 Cases or any other action by the Bankruptcy Court is imminent, likely or threatened.

                           (l) Collateral Records. Execute and deliver and cause
each of its Subsidiaries to execute and deliver, to the Agent for the benefit of the Lenders from time to time, solely for the Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral.

                           (m) Borrowing Base. Maintain all Revolving Loans in
compliance with the then current Borrowing Base.

                  SECTION 7.02. Negative Covenants. So long as any principal of or interest on any Revolving Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Revolving Credit Commitment hereunder, the Parent shall not, unless the Required Lenders shall otherwise consent in writing:

                           (a) Interim Bankruptcy Court Order; Final Bankruptcy
Court Order; Administrative Priority; Lien Priority; Payment of Claims.

                                    (i) Any time seek, consent to or suffer to
exist any modification, stay, vacation or amendment of the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order except for modifications and amendments agreed to by the Agent;

                                    (ii) Any time suffer to exist a priority for
any administrative expense or unsecured claim against the Borrower (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code) equal or superior to the priority of the Lenders in respect of the Obligations, except for the Carve-Out Expenses having priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities, provided that such administrative priority shall not apply to causes of action arising under Section 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code;

                                    (iii) Any time suffer to exist any Lien on
the Collateral having a priority equal or superior to the Lien in favor of the Agent in respect of the Collateral, provided that (A) the Liens of the Agent shall be subject to the payment of the Carve-Out Expenses having priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities and (B) Permitted Liens described in clause
(d) or (h) of the definition of such term in Section 1.01 may have priority over the Lien in favor of the Agent on the cash described in such clause; and

                                    (iv) Pay any administrative expense claims
except (A) Priority Professional Expenses and other payments pursuant to sub-clause (i) of clause "first" of the definition of the term "Agreed Administrative Expense Priorities", (B) any Obligations due and payable hereunder, and (C) other administrative expense claims incurred in the ordinary course of the business of the Borrower or its respective Chapter 11 Cases, in each case to the extent and having the order of priority set forth in the Agreed Administrative Expense Priorities.

                           (b) Liens, Etc. Create, incur, assume or suffer to
exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, to file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names any Loan Party or any of its Subsidiaries as debtor, to sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), to sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to any Loan Party or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income, other than Permitted Liens.

                           (c) Indebtedness. Create, incur, assume, guarantee or
suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

                           (d) Fundamental Changes. Wind-up, liquidate or
dissolve (or permit or suffer any thereof) or merge, consolidate or amalgamate with any Person, convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any of the Loan Parties and their Subsidiaries may (A) sell or lease inventory in the ordinary course of business,
(B) dispose of obsolete or worn-out equipment in the ordinary course of business, and (C) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets, provided that the consent of the Agent shall be required for any sale or disposition referred to in clause (B) or (C) in which the Net Cash Proceeds exceed $500,000 in the aggregate provided that, in the case of all sales or other dispositions permitted by this Section 7.02(d) the Parent complies with the terms of Section 2.05(c)(iii).

                           (e) Change in Nature of Business. Make, or permit any
of its Subsidiaries to make, any change in the nature of its business as carried on at the date hereof.

                           (f) Loans, Advances, Investments, Etc. Make or commit
or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) Permitted Investments, (ii) Investments existing on the date hereof, as set forth on Schedule 7.02(f) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof and (iii) temporary loans and advances by any Loan Party to another Loan Party, made in the ordinary course of business.

                           (g) Lease Obligations. Create, incur or suffer to
exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by the Loan Parties and their Subsidiaries in any Fiscal Year to exceed the amounts set forth in subsection (h) of this Section 7.02.

                           (h) Capital Expenditures. Make or commit or agree to
make, or permit any of their Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase made or Capitalized Lease entered into after the Filing Date) that would cause the aggregate amount of all such Capital Expenditures arising from purchases made or Capitalized Leases entered into after the Filing Date by the Loan Parties and their Subsidiaries to exceed (i) $9,300,000 during the period from the Filing Date through August 15, 2001 or
(ii) $775,000 in any calendar month ending during the period from the Effective Date through August 15, 2001, provided, with respect to this clause (ii), that so long as the aggregate amount of all such Capital Expenditures does not exceed $2,500,000 in any such month, (A) any unused amount from any such month may be carried forward to any succeeding month and (B) the available amount from one or more future month may be added to the amount available under this Section 7.02(h) for the then current month.

                           (i) Restricted Payments. (i) Declare or pay any
dividend or other distribution, direct or indirect, on account of its Capital Stock, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of its Capital Stock, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of its Capital Stock, (iv) return any of capital to any of its holders of its Capital Stock, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the holders of its Capital Stock or other Affiliates, or to any Party, or permit any of its Subsidiaries to do any of the foregoing except to the Parent or a wholly-owned Subsidiary of the Parent.

                           (j) Payments. Except as permitted by an order of the
Bankruptcy Court and permitted by the Agent, make any payment of principal or interest or otherwise on account of any Indebtedness or trade payable incurred prior to the Filing Date, provided that such payments may be made: (i) to the holders of, or in respect of, wage, salary, commission and employee benefit obligations (including vacation and sick pay and expense reimbursements) which arose prior to the

Filing Date; (ii) to lessors and non-debtor parties to executory contracts in connection with the assumption of such leases and contracts under Section 365 of the Bankruptcy Code; (iii) in respect of workers' compensation benefits and liability and property insurance policies of the Borrower in an aggregate amount not to exceed an amount consistent with historical practices; (iv) with respect to payroll taxes, garnishment payments, sales taxes or other trust fund disbursements in accordance with past practice of the Borrower; and (v) with respect to gift certificates, layaways, credit refunds and other similar customer obligations, in each case subject to approval of the Bankruptcy Court.

                           (k) Transactions with Affiliates. Except as otherwise
disclosed to and approved by the Agent in writing prior to the Effective Date, enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to the Loan Parties or such Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof and (ii) transactions among the Loan Parties.

                           (l) Environmental. Permit the use, handling,
generation, storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by the Loan Parties or any of its Subsidiaries except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

                           (m) Minimum EBITDA. Permit EBITDA of the Borrower for
any calendar month ending after the Effective Date to be less than the corresponding amount set forth below:

                  Month                                Minimum EBITDA
             ---------------                           --------------

             September, 2000                             $1,000,000

             October, 2000                               $1,000,000

             November, 2000                              $1,000,000

             December, 2000                              $1,000,000

             January, 2001                               $1,800,000

             February, 2001                              $1,300,000

             March, 2001                                 $1,800,000

             April, 2001                                 $1,700,000

             May, 2001                                   $1,700,000

             June, 2001                                  $1,500,000

             July, 2001                                  $1,800,000

                           (n) Minimum Eligible Accounts Receivable. Permit the
Net Amount of Eligible Accounts Receivable at any time during any calendar month ending after the Effective Date to be less than the corresponding amount set forth below:

                                                     Minimum Net Amount of
                   Month                          Eligible Accounts Receivable
              ---------------                     ----------------------------

              September, 2000                             $45,000,000

              October, 2000                               $45,000,000

              November, 2000                              $45,000,000

              December, 2000                              $45,000,000

              January, 2001                               $45,000,000

              February, 2001                              $45,000,000

              March, 2001                                 $45,000,000

              April, 2001                                 $45,000,000

              May, 2001                                   $45,000,000

              June, 2001                                  $45,000,000

              July, 2001                                  $45,000,000

                                  ARTICLE VIII

                                 CASH MANAGEMENT

                  The Companies shall (i) cause all cash and all proceeds from Accounts Receivable to be deposited into the Depository Accounts in the ordinary course of business of the Borrower and its Subsidiaries consistent with past practice, (ii) cause all funds in the Depository Accounts to be transferred into the Cash Concentration Account on a daily basis and (iii) upon demand by the Agent during the continuance of an Event of Default and upon five (5) Business Days notice by the Agent to the Borrower in the absence of a continuing Event of Default (A) cause all cash deposited in the Cash Concentration Account to be sent by wire transfer to the Agent Account on a daily basis, (B) instruct the Agent to cause all funds transferred to the Agent Account to be credited to the Loan Account and applied to reduce the Obligations outstanding from time to time, and (C) take all such actions as the Agent deems necessary or advisable to send all cash, all remittances or other proceeds of Collateral to the Agent Account to be applied to the Obligations. The Companies shall promptly, and in any event not later than five (5) days after the opening of any such new account, notify the Agent in writing of the creation of any new Depository Account and shall within five (5) days of a request by the Agent execute and deliver to the Agent a notice letter, in form and substance reasonably satisfactory to the Agent. Upon payment in full of all of the Obligations and the termination of all of the Revolving Credit Commitments the Agent will, upon the request and at the expense of the Borrower, return all cash in the Agent Account that has not been applied in accordance with this Article VIII and
Section 9.01 to the Borrower or to such other Person as may be entitled thereto.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

                  SECTION 9.01. Events of Default. If any of the following Events of Default shall occur and be continuing:

                           (a) the Borrower shall fail to pay any principal of
or interest on any Loan, any Agent Advance or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or

                           (b) any representation or warranty made or deemed
made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to the Agent or the Lenders pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made;

                           (c) any Loan Party shall fail to perform or comply
with any covenant or agreement contained in (i) subsection (a), (b), (d) or (m) of Section 7.01, Section 7.02 or Article VIII, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in Section 3.01(c) or
(d) of the Pledge Agreement or Section 4.08 of the Security Agreement or Section
4.04 of the Security Agreement - Patents and Trademarks, or (ii) subsection (c),
(e), (f), (g), (h), (i), (j), (k) or (l) of Section 7.01, and such failure, if capable of being remedied, shall remain unremedied for five days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by the Agent to such Loan Party; or

                           (d) any Loan Party shall fail to perform or comply
with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 15 days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by the Agent to such Loan Party; or

                           (e) an order with respect to either of the Chapter 11
Cases shall be entered by the Bankruptcy Court appointing, or either Company shall file an application for an order with respect to any Chapter 11 Case seeking the appointment of, (i) a trustee under Section 1104, or (ii) an examiner with enlarged powers relating to the operation of the business

(powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy
Code) under Section 1106(b) of the Bankruptcy Code; or

                           (f) an order with respect to either of the Chapter 11
Cases shall be entered by the Bankruptcy Court converting such Chapter 11 Case to a chapter 7 case; or

                           (g) an order shall be entered by the Bankruptcy Court
confirming a plan of reorganization in either of the Chapter 11 Cases which does not contain a provision for termination of the Revolving Credit Commitment and payment in full in cash of all Obligations on or before the effective date of such plan or plans upon entry thereof; or

                           (h) an order shall be entered by the Bankruptcy Court
dismissing either of the Chapter 11 Cases which does not contain a provision for termination of the Revolving Credit Commitments, and payment in full in cash of all Obligations upon entry thereof; or

                           (i) an order with respect to any of the Chapter 11
Cases shall be entered by the Bankruptcy Court without the express prior written consent of the Agent, (i) to revoke, reverse, stay, modify, supplement or amend the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order or (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to the Borrower equal or superior to the priority of the Lender in respect of the Obligations, except for allowed administrative expenses having priority over the Obligations to the extent set forth in the Agreed Administrative Expense Priorities, or (iii) to grant or permit the grant of a Lien on the Collateral other than a Permitted Lien; or

                           (j) an application for any of the orders described in
clauses (e), (f), (g), (h) or (i) above shall be made by a Person other than a Company and such application is not contested by the Companies in good faith and the relief requested is granted in an order that is not stayed pending appeal; or

                           (k) an order shall be entered by the Bankruptcy Court
that is not stayed pending appeal granting relief from the automatic stay to any creditor of a Company with respect to any claim in an amount equal to or exceeding $500,000 in the aggregate; or

                           (l) any provision of any Loan Document shall at any
time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over it, seeking to establish the invalidity or unenforceability thereof, any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document; or

                           (m) the Pledge Agreement, the Security Agreement or
any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Agent for the benefit of the Lenders on any Collateral purported to be covered thereby; or

                           (n) any Loan Party or any of its ERISA Affiliates
shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal any Loan Party or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $100,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof such Loan Party's, or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $100,000; or

                           (o) any Termination Event with respect to any
Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by the Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $100,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971
or 4975 of the Code, the liability is in excess of such amount); or

                           (p) a Change of Control shall have occurred; or

                           (q) an event or development occurs which has a
Material Adverse Effect;

then, and in any such event, the Agent may, and shall at the request of the Required Lenders, by notice to the Borrower, (i) terminate the Revolving Credit Commitments, whereupon the Revolving Credit Commitments shall terminate immediately, (ii) declare all Revolving Loans then outstanding to be due and payable, whereupon the aggregate principal of such Revolving Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement shall become due and payable immediately, without further order of, or application to, the Bankruptcy Court, presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law (including, but not limited to, the Bankruptcy Code and the Uniform Commercial Code), hereunder and under the other Loan Documents.

                                    ARTICLE X

                                      AGENT

                  SECTION 10.01. Appointment. Each Lender (and each subsequent holder of any Revolving Credit Note by its acceptance thereof) hereby irrevocably appoints and authorizes the Agent to perform the duties of the Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Revolving Credit Notes outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to the Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received (ii) to distribute to each Lender copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agent shall not have any liability to the Lenders for the Agent's inadvertent failure to distribute any such notices or agreements to the Lenders and (iii) subject to Section 10.03, to take such action as the Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to the Agent by the terms hereof or the Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Revolving Credit Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all holders of Revolving Credit Notes.

                  SECTION 10.02. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement or any Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the initial Revolving Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, the Agent shall provide to such Lender any documents or reports delivered to the Agent by the Loan Parties pursuant to the terms of this Agreement or any Loan Document. If the Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the Required Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

                  SECTION 10.03. Rights, Exculpation, Etc. The Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents. Without limiting the generality of the foregoing, the Agent (i) may treat the payee of any Revolving Credit Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to Section 11.07 hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 2.02(c), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement, the Revolving Credit Notes or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

                  SECTION 10.04. Reliance. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

                  SECTION 10.05. Indemnification. To the extent that the Agent is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify the Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by the Agent under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such resulted from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Revolving Loans and the termination of this Agreement.

                  SECTION 10.06. Agent Individually. With respect to its Pro Rata Share of the Total Revolving Commitment hereunder, the Revolving Loans made by it and the Revolving Credit Notes issued to or held by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of a Revolving Credit Note. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any of the Parent and its Subsidiaries as if it were not acting as an Agent pursuant hereto without any duty to account to the Lenders.

                  SECTION 10.07. Successor Agent.

                           (a) The Agent may resign from the performance of all
its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                           (b) Upon any such notice of resignation, the Required
Lenders shall appoint a successor Agent who, in the absence of a continuing Event of Default, shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After the Agent's resignation hereunder as the Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                           (c) If a successor Agent shall not have been so
appointed within said thirty (30) Business Day period, the retiring Agent shall then appoint a successor Agent who, if an Event of Default is not continuing, shall be reasonably satisfactory to the Borrower, who shall serve as Agent until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

                  SECTION 10.08. Collateral Matters.

                           (a) The Agent may from time to time, during the
occurrence and continuance of an Event of Default, make such disbursements and advances ("Agent Advances") which the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Revolving Loans and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 11.04. The Agent Advances shall be repayable on demand and be secured by the Collateral. The Agent Advances shall not constitute Revolving Loans but shall otherwise constitute Obligations hereunder. The Agent shall notify each Lender and the Borrower in writing of each Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such Agent Advance. If such funds are not made available to the Agent by such Lender, the Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

                           (b) The Lenders hereby irrevocably authorize the
Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon termination of the Total Revolving Credit Commitment and payment and satisfaction of all Revolving Loans and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in the ordinary course of any Loan Party's business and in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

                           (c) Without in any manner limiting the Agent's
authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under Section 10.08(b). Upon receipt by the Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

                           (d) The Agent shall have no obligation whatsoever to
any Lenders to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to this Agreement has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 10.08 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any other Lender.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.01. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered,

                  if to either Company, to it at the following address:

                  1125 Seventeenth Street,
                  Suite 2100
                  Denver, Colorado 80202
                  Attention: Senior Vice President - Finance
                  Telephone: 303-292-4973
                  Telecopier: 303-672-8799

                  with a copy to:

                  Kasowitz, Benson, Torres & Friedman LLP
                  1633 Broadway
                  New York, New York 10019-6799
                  Attention: David Friedman, Esq.
                  Telephone: 212-506-1700
                  Telecopier: 212-506-1800

                  if to the Agent, to it at the following address:

                  Madeleine L.L.C.
                  450 Park Avenue, 28th Floor
                  New York, New York 10022
                  Attention: Mark A. Neporent
                  Telephone: 212-891-2183
                  Telecopier: 212-891-1541

                  with a copy to:

                  Schulte Roth & Zabel LLP
                  900 Third Avenue
                  New York, New York 10022
                  Attention: Paul E. Weber, Esq.
                  Telephone: 212-756-2000
                  Telecopier: 212-593-5955

                  if to any Lender, to it at such address as such Lender may designate in the applicable Assignment and Acceptance.

                  or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.01. All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to the Agent pursuant to Article II shall not be effective until received by the Agent.

                           (b) Nothing in this Agreement or in any other Loan
Document shall be construed to limit or affect the obligation of either Company or any other Person to serve upon the Lender in the manner prescribed by the Bankruptcy Code any pleading or notice required to be given to the Lender pursuant to the Bankruptcy Code.

                  SECTION 11.02. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any Revolving Credit Note, and no consent to any departure by either Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Companies, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given provided, however, that no amendment, waiver or consent shall (i) increase the Revolving Credit Commitment of any Lender, reduce the principal of, or interest on, the Revolving Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Revolving Loans payable to any Lender, in each case without the written consent of any Lender affected thereby,
(ii) increase the Total Revolving Credit Commitment without the written consent of each Lender, (iii) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Revolving Credit Notes that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definition of "Required Lenders" or "Pro Rata Share", (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents) subordinate any Lien granted in favor of the Agent for the benefit of the Lenders, or release any Loan Party, (vi) modify, waive, release or subordinate the super priority claim status of the Obligations (except as permitted in this Agreement and the Loan Documents), or
(vii) amend, modify or waive this Section 11.02, in each case without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or the other Loan Documents.

                  SECTION 11.03. No Waiver; Remedies, Etc. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agent and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

                  SECTION 11.04. Expenses; Taxes; Attorneys' Fees. The Borrower will pay within five Business Days of receipt or, if such payment requires the approval of the Bankruptcy Court promptly upon obtaining such approval (the Borrower hereby agreeing to use respectable best efforts to obtain such approval), of all reasonable costs and expenses incurred by or on behalf of the Agent (and, in the case of clauses (c) through (m) below, the Lenders), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for the Agent (and, in the case of clauses (c) through (m) below, the Lenders), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents, (including, without limitation, the preparation of any additional Loan Documents, pursuant to Section 7.01(b), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against the Agent or the Lenders by any Person that arises from or relates to this Agreement, any other Loan Document, the Agent's or the Lenders' claims against the Borrower and each other Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Agent or the Lenders, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from the Borrower or any other Loan Party,
(j) the receipt by the Agent or the Lenders of any advice from professionals with respect to any of the foregoing, (k) all liabilities and costs arising from or in connection with the past, present or future operations of the Borrower and each other Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (l) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Borrower or any other Loan Party, or (m) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter reasonably determined by the Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to save the Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions,
(y) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement, and (z) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, the

Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Borrower.

                  SECTION 11.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Lender may, and is hereby authorized to, at any time and from time to time, without notice to either Company (any such notice being expressly waived by such Company) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of either Company against any and all obligations of either now or hereafter existing under any Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Lender agrees to notify each Company promptly after any such set-off and application made by such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  SECTION 11.06. Severability. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 11.07. Assignments and Participations.

                           (a) This Agreement and the Revolving Credit Notes
shall be binding upon and inure to the benefit of the Companies and the Agent and each Lender and their respective successors and assigns (including, except for the right to request Revolving Loans, any trustee succeeding to the rights of either Company pursuant to Chapter 11 of the Bankruptcy Code or pursuant to any conversion to a case under Chapter 7 of the Bankruptcy Code); provided, however, that neither Company of the Borrower may assign or transfer any of its rights hereunder, or under the Revolving Credit Notes, without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

                           (b) Each Lender may, with the written consent of the
Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, the Revolving Loans made by it and the Revolving Credit Notes held by it); provided, however, that (i) except in the case of assignments to Affiliates of a Lender in which case there are no minimums, such assignment is in an amount which is at least $1,000,000 or a multiple of $100,000 in excess thereof (or the remainder of such Lender's Revolving Credit Commitment) and (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment and, except in the case of assignments to Affiliates of a Lender, such parties shall deliver to the Agent a processing and recordation fee of $5,000. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Agent (or such shorter period as shall be agreed to by the Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                                    (i) By executing and delivering an
Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(A) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or any of their Subsidiaries or the performance or observance by the Loan Parties of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will, independently and without reliance upon the Assigning Lender, the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (E) such assignee appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                                    (ii) The Agent shall maintain, or cause to
be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amount of the Revolving Loans owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                                    (iii) Upon its receipt of an Assignment and
Acceptance executed by an assigning Lender and an assignee, together with the Revolving Credit Notes subject to such assignment, the Agent shall, if the Agent consents to such assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance, (ii) give prompt notice thereof to the Borrower, (iii) record the information contained therein in the Register, and

(iv) prepare and distribute to each Lender and the Borrower a revised Schedule 1.01(C) hereto after giving effect to such assignment, which revised Schedule 1.01(C) shall replace the prior Schedule 1.01(C) and become part of this Agreement.

                                    (iv) A Registered Loan (and the Registered
Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), the Agent shall treat the Person in whose name such Registered Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                                    (v) In the event that any Lender sells
participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                                    (vi) Any foreign Person who purchases or is
assigned or participates in any portion of such Registered Loan shall provide the Agent (in the case of a purchase or assignment) or the Lender (in the case of a participation) with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Registered Loan.

                           (c) Each Lender may sell participations to one or
more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and the Revolving Loans made by it); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Revolving Credit Commitment hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Revolving Loans, or
(B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Revolving Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Borrower or any Guarantor (in Section 10.08 or any Loan Document).

                  SECTION 11.08. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  SECTION 11.09. GOVERNING LAW. THIS AGREEMENT, THE REVOLVING CREDIT NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK EXCEPT AS GOVERNED BY THE BANKRUPTCY CODE.

                  SECTION 11.10. WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, THE AGENT AND THE LENDERS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THIS AGREEMENT.

                  SECTION 11.11. Consent by the Agent and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of the Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which the Borrower and any other Loan Party are parties and to which the Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

                  SECTION 11.12. No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

                  SECTION 11.13. Indemnification. In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless the Agent, each Lender and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Interim Facility Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Agent's or any Lender's furnishing of funds to the Borrower for the account of the Borrower under this Agreement, including, without limitation, the management of any such Revolving Loans, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this Section 11.13 for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.13 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Loan Documents.

                  SECTION 11.14. Records. The unpaid principal of and interest on the Notes, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Revolving Credit Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, shall at all times be ascertained from the records of the Agent, which shall be conclusive and binding absent manifest error.

                  SECTION 11.15. Binding Effect. This Agreement shall become effective when it shall have been executed by each Company, the Agent and each Lender and when the conditions precedent set forth in Section 5.01 have been satisfied or waived in writing by the Agent, and thereafter shall be binding upon and inure to the benefit of each Company, the Agent and each Lender, and their respective successors and assigns, except that neither Company shall have the right to assign any of its rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by Section 11.07.

                  SECTION 11.16. Confidentiality. The Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Agent or any Lender,
(iii) to examiners, auditors or accountants, (iv) in connection with any litigation to which the Agent or any Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section
11.16. The Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; provided that the each Loan Party acknowledges that the Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that the Agent and each Lender may be subject to review by regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such agencies any such non-public information.

                                   ARTICLE XII

                                    GUARANTY

                  SECTION 12.01. Guaranty. The Parent hereby (i) irrevocably, absolutely and unconditionally guarantees the prompt payment by the Borrower and the Guarantors, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all of the Obligations and (ii) agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Lenders in enforcing their rights under this
Article XII.

                  SECTION 12.02. Parent's Obligations Unconditional. The Parent hereby guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lenders with respect thereto. The liability of the Parent under this Article XII shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Credit Document or any agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Credit Document; (c) any taking, exchange or release of, or non-perfection of any lien on or security interest in, any Collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the Obligations; or (d) any other circumstance (including, without limitation, any statute of limitations or any insolvency, bankruptcy, reorganization, receivership or similar proceeding affecting any Loan Party or its property or assets) which might otherwise constitute a defense available to, or a discharge of, the Borrower or any other Guarantor in respect of the Obligations or the Parent in respect of its obligations under this Article XII.

                  SECTION 12.03. Waivers. The Parent hereby waives (a) promptness and diligence; (b) notice of acceptance and notice of the incurrence of any Obligation by the Borrower; (c) notice of any actions taken by any Lender or the Borrower or any other Loan Party under any Credit Document or any other agreement or instrument relating thereto; (d) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of the Parent under this
Article XII, the omission of or delay in which, but for the provisions of this
Section 12.03, might constitute grounds for relieving the Parent of its obligations hereunder; and (e) any requirement that the Agent or the Lenders protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral.

                  SECTION 12.04. No Subrogation. The Parent will not exercise any rights which it may acquire by way of subrogation under this Article XII, by any payment made by it hereunder or otherwise, until such date after the Termination Date on which all of the Obligations shall have been satisfied in full. If any amount shall be paid to the Parent on account of such subrogation rights at any time when all of the Obligations and all such other expenses shall not have been paid in full, such amount shall be held in trust for the benefit of the Lenders, shall be segregated from the other funds of the Parent and shall forthwith be paid over to the Lenders to be applied in whole or in part by the Lenders against the Obligations, whether matured or unmatured. If (i) the Parent shall make payment to the Lenders of all or any portion of the Obligations and
(ii) all of the Obligations and all such other expenses shall have been paid in full and the Revolving Credit Commitments shall have terminated, the Lenders will, at the Parent's request, execute and deliver to the Parent (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to the Parent of an interest in the Obligations resulting from such payment by the Parent, such subrogation to be fully subject and subordinate, however, to the collection by the Lenders of all other amounts due to the Lenders by the Parent and each other Loan Party under this Agreement and the other Credit Documents.

                  SECTION 12.05. Reinstatement. The guaranty set forth in this
Article XII (a) is a continuing guaranty and shall remain in full force and effect until the satisfaction in full of the Obligations and the payment of the other expenses to be paid by the Parent pursuant to this Article XII and (b) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lenders upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

                  IN WITNESS WHEREOF, the Borrower, the Parent, the Agent and the Lenders have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.


                                    BORROWER:


                                    CORAM, INC.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    PARENT:

                                    CORAM HEALTHCARE CORPORATION

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    AGENT:

                                    MADELEINE L.L.C.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    LENDERS:

                                    MADELEINE L.L.C.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title: